Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267116

Prospectus Supplement

(to Prospectus Dated November 22, 2022)

$3,000,000 worth of Ordinary Shares and Warrants

Bon Natural Life Limited

Pursuant to this prospectus supplement and the accompanying prospectus, Bon Natural Life Limited is offering directly to the public up to $3,000,000 worth of ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”) in three (3) tranches at the subscription price as defined below. Ordinary shares issued in the first tranche will be issued on the first trading day that occurs after 15 calendar days from the filing date of the Company’s Listing of Additional Shares Notification Form with Nasdaq. The second tranche of Ordinary Shares will be issued on the 11th trading day from the closing date of the first tranche. Ordinary shares issued in the third tranche will be issued on the 11th trading day from the closing date of the second tranche.

The Ordinary Shares will be priced at the lower of (a) $1.00 per share or (b) 80% of the market closing price for the Company’s Ordinary Shares as reported by the Nasdaq Capital Market on the trading day immediately preceding the closing date for the initial tranche. The subscription price for the first closing date shall remain fixed and will be the subscription price for all the remaining closing dates thereafter.

Together with each Ordinary Share subscribed for, we will issue one (1) warrant to purchase one (1) Ordinary Share at an exercise price equal to 120% of the subscription price, exercisable for a period of thirty-six (36) months following the closing date. We currently expect the initial public offering price will be $1.00 per share and warrants exercisable at $1.20 per share, resulting in 3,000,000 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon exercise of warrants.

For a more detailed description of the Ordinary Shares and warrants offered hereby, see the sections entitled “Description of Share Capital and Warrants” beginning on page S-47 and “Description of Share Capital” starting on page S-47 of the accompanying prospectus. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “BON.” On March 28, 2023, the last reported sale price of our Ordinary Shares on Nasdaq was $1.48 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of March 28, 2023, was approximately $10,728,114 which was calculated based on Ordinary Shares held by non-affiliates and the price of $1.48 per share, which was the closing price of our Ordinary Shares on Nasdaq on March 28, 2023.

Investing in our Ordinary Shares involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-18 of this prospectus supplement and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.” Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investors in our Ordinary Shares are not purchasing equity securities in our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company, Bon Natural Life Limited. We are a Cayman Islands holding company that conducts all of our operations and operates our business in China through our PRC subsidiaries. Such structure involves unique risks to investors in our ordinary shares. References in this Prospectus to “Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands corporation, together with its subsidiaries collectively. Please see “Commonly Defined Terms” for naming conventions regarding our subsidiary companies. Although we control our PRC operating subsidiaries through our Hong Kong and PRC subsidiaries, investors in this offering may never hold equity interests directly in our operating entities. In addition, Bon Natural Life Limited, the Cayman Islands company selling securities in this offering, does not hold equity interests in the PRC operating subsidiaries discussed herein. Instead, Bon Natural Life owns a Hong Kong subsidiary, which in turn owns two PRC subsidiaries, which in turn own the operating PRC companies discussed in this Prospectus. Please refer to the organizational chart on page 1 of this Prospectus.

We originally carried out our business through a variable interest entity structure. Effective November 1, 2021, we terminated the original VIE contractual agreements and completed the reorganization of our corporate structure and all of our operations are currently conducted in China through our wholly-owned subsidiaries.

We do not currently engage in any businesses where foreign investment is restricted under Chinese law, as the Company and its subsidiaries do not participate in any sector or industry that is “restricted” or “prohibited” from foreign investment under the “Negative List” published by China’s National Development and Reform Commission and the Ministry of Commerce. The most recent version of the PRC’s Negative List, The Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) or the Negative List 2021, lists 31 industries in which foreign investment is restricted or prohibited. Our business activities, which are focused on the production of fragrance compounds, health supplements, and bioactive food ingredients, are not included within the industries and fields listed in the Negative List 2021. For a fuller explanation of China’s “Negative List,” please see our Annual Report on Form 20-F filed February 10, 2023, 2022 at page 45 under “Regulations Relating to Foreign Investment in China – Foreign investment law.”

Because all of our business operations are conducted in China though our wholly-owned subsidiaries, the Chinese government may intervene or influence the operation of our PRC operating entities and may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. Please see, the Risk Factors beginning on page S-18 of this Prospectus, including “Risk Factor – If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” “Risk Factor – If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” and “Risk Factor – Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.”

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action or control by the Chinese government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Specifically, the Measures for Cybersecurity Review (2021 version) which was promulgated by the Cyberspace Administration of China, or the CAC on December 28, 2021, and became effective on February 15, 2022, iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We cannot assure you that we will not be deemed as the “online platform operators” as mentioned above, even though we do not operate any online platforms. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares.

Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On December 24, 2021, China Securities Regulatory Commission, or the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listings”), which were published for comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The Draft Rules Regarding Overseas Listings, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. Please see “Risk Factor — If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which will take effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offerings and listings conducted by PRC domestic companies. After the Trial Administrative Measures take effect, we will be required to go through the filing procedure to satisfy the filing requirements. See “Risk Factor - Upon the effectiveness of the Trial Administrative measures, we will be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and we cannot assure you that we will be able to complete such process on time or at all.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. The HFCAA does not currently directly affect us, as the registered public accounting firm whose audit opinion is incorporated herein by reference, Friedman, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. In addition, our current retained audit firm, YCM CPA, Inc., is also not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See Risk Factor –“Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.”

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2. After foreign investors’ funds enter Bon Natural Life at the close of this Offering, the funds can be directly transferred to Tea Essence, and then transferred to operating subsidiaries through the WFOEs in compliance with the applicable PRC laws and regulations.

If we determine to distribute dividends, we will rely on payments made from WFOEs and other PRC subsidiaries, and the distribution of such payments to the Hong Kong company, Tea Essense, as dividends from the WFOEs in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this prospectus, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively, as intercompany loans. Please see “Parent Company Statements of Cash Flows” in Note 21 (Condensed Financial Information of the Parent Company) to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on February 10, 2023. The inter-company transfers are reflected on the line labelled “Cash lent to subsidiaries and VIE,” In the reporting periods presented in this Prospectus, no dividends or distributions of a subsidiary has been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% upon the satisfaction of certain requirements. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. We have not yet made any application for such favorable tax treatment as of the date of this prospectus supplement and there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.”

The date of this prospectus supplement is March 30, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, should the selling stockholders choose to do so, they may, over time, offer and sell the shares described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the shares. Each time any of the selling stockholders offer and sell any of the shares described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement to this prospectus is accurate as of any date other than the date on its respective cover page, or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” below, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

S-1

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus supplement only, references in this prospectus supplement to:

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands exempted company, its subsidiaries and its consolidated affiliated entities.

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau, and excluding, for the purposes of this prospectus supplement only Taiwan.

●	“Operating subsidiaries” or “PRC subsidiaries” are to Xi’an App-Chem Bio(Tech) Co., Ltd., a PRC company, and its subsidiary entities incorporated in the PRC.

●	“Ordinary shares” or “Shares” are to our ordinary shares, par value $0.0001 per share;

●	“RMB,” “Renminbi” “Yuan,” or “¥” are to the legal currency of the People’s Republic of China;

●	“Tea Essence” are to Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“WFOEs” is to Xi’an Cell and Molecule Information Technology Limited and Xi’an Youpincui Biotechnology Co., Ltd.
●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, one of our Wholly Foreign-Owned Enterprises incorporated in the PRC

●	“Xi’an Youpincui” are to Xi’an Youpincui Biotechnology Co., Ltd., another of our Wholly Foreign-Owned Enterprises incorporated in the PRC

Our reporting currency is the U.S. Dollar. The functional currency of Xi’an App-Chem and of our operating subsidiaries in the PRC is the Renminbi. See “Prospectus Supplement Summary—Business Overview.”

S-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described under the caption “Risk Factors” and elsewhere in this prospectus supplement. This prospectus supplement also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this prospectus supplement speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Prospectus supplement Summary

History and Development of the Company

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WOFE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence.

Initial Public Offering

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 2,200,000 ordinary shares, par value US$0.0001 per share at a public offering price of $5.00 per share, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 330,000 shares, par value US$0.0001 per share at the price of $5.00 per share. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million.

S-3

The following diagram illustrates our corporate structure as of the date of this prospectus supplement:

Bon Natural Life Limited (Cayman)
Offshore
Onshore
100%
Tea Essence Limited (HK)
Xi'an Cell and Molecule Information Technology Co., Ltd. (WFOE)
100%
100%
Xi'an Youpincui Biotechnology Co., Ltd. (WFOE)
71.333%
Xi'an App-Chem Bio (Tech) Co., Ltd
28.667%
100%
Shaanxi App-Chem Health Industry Co., Ltd.
100%
Shaanxi App-Chem Ag-Tech Co., Ltd.
100%
App-Chem Bio (Tech) (Guangzhou) Co., Ltd.
100%
Gansu Baimeikang Bioengineering Co., Ltd.
Yuantao Wang
Shaanxi Tianmei Weiye Health-Tech Co., Ltd.
100%
Xi'an Yanhuang TCM Medical Research and Development Co., Ltd.
99%
Tongchuan Dietary Therapy Health Technology Co., Ltd.
1%
51%
49%
Tianjin Yonghexiang Bio (Tech) Co., Ltd.
75%
25%
Xi'an Dietary Therapy Health Management Co., Ltd.

S-4

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. Please see “Risk Factor — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.” In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1.	Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOEs.

If we distribute dividends, we will transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	As of the date of this prospectus supplement, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively, as intercompany loans. Please see “Parent Company Statements of Cash Flows” in Note 21 (Condensed Financial Information of the Parent Company) to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on February 10, 2023. The inter-company transfers are reflected on the line labelled “Cash lent to subsidiaries and VIE,” In the reporting periods presented in this prospectus supplement, no dividends or distributions of a subsidiary have been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4.	Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” for more information.

S-5

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions as of the date of this prospectus supplement:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WFOE, Investment holding

Xi’an Youpincui	September 8, 2021	Xi.an City, PRC	100%	WFOE, Investment holding

PRC Subsidiaries:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	100% owned by WFOEs	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by Xi’an App-Chem)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by Xi’an App-Chem	Research and development of product
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by Xi’an App-Chem	Raw material purchase
Gansu BMK	March 11, 2020	Jiuquan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

S-6

All of our actual business operations are conducted through Xi’an App-Chem and its subsidiaries. Bon Natural Life Limited (the Cayman Islands holding company offering securities through this Prospectus), its immediate Hong Kong subsidiary Tea Essence, and Tea Essence’s subsidiaries Xi’an CMIT and Xi’an Youpincui, function solely as holding companies.

Recent Developments

Close of Private Offering

On January 17, 2023, we closed a private offering of ordinary shares and warrants to purchase ordinary shares. A total of 2,750,000 ordinary shares (the “Shares”) were issued to a total of five (5) investors (the “Investors”) at a subscription price of $0.80 per share, for total subscription proceeds of $2,200,000. In addition, for each share subscribed for by the Investors, we issued one (1) warrant to purchase one (1) ordinary share at an exercise price of $0.88 per share, exercisable for a period of thirty-six (36) months (the “Warrants”). We have agreed to register the Investors’ re-sale of the Shares by way of a prospectus supplement to our currently effective unallocated shelf registration statement on Form F-3, (SEC File No. 333-267116). The offer and sale of the Shares and the Warrants was exempt under Rule 506 of Regulation D under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the offering and the offering was made solely to “Accredited Investors” as defined in Rule 501 of Regulation D under the Securities Act.

Completion of the Initial Public Offering (“IPO”)

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 2,200,000 ordinary shares, par value US$0.0001 per share at a public offering price of $5.00 per share, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 330,000 shares, par value US$0.0001 per share at the price of $5.00 per share. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million.

Acquisition of Land Use Right for Construction of a New Manufacturing Facility

On May 10, 2021, we acquired a land use right of 8.2 acres at cost of $267,000, through a government organized auction bidding in Yumen City, Gansu Province of China. We have the right to use this land for 50 years until to May 9, 2071. We plan to construct a new manufacturing facility on this land. Total budget for construction of this new manufacturing plant (“Yumen Plant”) is around $5.6 million. The construction of Yumen Project was initially expected to be completed by October 2022. Due to resurgence of the COVID-19 pandemic, which resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans, the construction work is estimated to be completed in May 2023.

Newly formed subsidiary

On September 8, 2021, Xi’an Youpincui Biotechnology Co., Ltd (“Xi’an Youpincui”) was formed as a Wholly Foreign-Owned Enterprise (“WFOE”) in the People’s Republic of China (“PRC”). Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong, owns 100% equity interest in Xi’an Youpincui.

S-7

Terminating the VIE agreements for corporate restructuring

Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we originally carried out our business through Xi’an App-Chem, a domestic PRC company holding a value-added telecommunications license, through a variable interest entity structure, because foreign investment in the value-added telecommunication services industry in China is extensively regulated and subject to numerous restrictions. However, our online sales have historically generated minimal revenues. On September 28, 2021, our Board of Directors approved a restructuring of our corporate structure to terminate the original VIE contractual agreements, to convert Xi’an App-Chem from a PRC domestic company into a Sino-foreign joint venture, and to transfer 100% of the ownership interests in Xi’an App-Chem from its original shareholders to Xi’an CMIT and Xi’an Youpincui. On October 21, 2021, Xi’an Ap-Chem’s original shareholders signed the share transfer agreement to transfer their 100% ownership interest in Xi-an App-Chem to Xi’an CMIT and Xi’an Youpincui. On October 22, 2021, Xi-an App-Chem completed its business license registration with PRC government and became a Sino-foreign joint venture.

Effective November 1, 2021, we completed the reorganization of our corporate structure in the PRC and are the indirect sole shareholder of Xi’an App-Chem. Xi’an App-Chem is wholly-owned by two WOFEs Xi’an CMIT and Xi’an Youpincui. Each of the WOFEs are in turn wholly-owned by Tea Essence, our direct wholly-owned subsidiary in Hong Kong. Xi’an App-Chem’s financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have control over that entity by way of 100% share ownership through Tea Essence, and in turn, Xi’an CMIT and Xi’an Youpincui. The termination of the VIE agreements as described above does not adversely affect our business, financial condition, and results of operations because we, together with our wholly owned subsidiaries, are effectively controlled by the same shareholders before and after the restructuring. The restructuring is therefore considered to be a recapitalization of entities under common control. Following the corporate restructuring, the value-added telecommunication license held by Xi’an App-Chem has been revoked and we’re investigating other feasible ways to explore online sales business.

COVID-19 Impact

Our business operations have been affected and may continue to be affected by the ongoing COVID-19 pandemic. Although we resumed our operations since early March 2020 and the impact of COVID-19 on our operating results and financial performance for fiscal year 2020, 2021 and 2022 were temporary, a resurgence could negatively affect the execution of customer contracts, the collection of customer payments, or disrupt our supply chain, and the continued uncertainties associated with COVID 19 may cause our revenue and cash flows to underperform in the next 12 months from the date of issuance of our 2022 consolidated financial statements. The extent of the future impact of the COVID-19 pandemic on our business and results of operations is still uncertain.

Business Overview

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 16 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

We were co-founded by a team of top-level executives from China’s domestic natural products industry, together with experts returned from overseas. For the past 10 years, we have focused on the core needs of the natural products industry, emphasizing technological innovation and supply chain integration. We are devoted to providing a stable supply of high-quality products and services at competitive prices for the functional food, personal care, cosmetic and pharmaceutical industries. “Nourish life with natural essence” is our business concept, and “Becoming an innovative leader of natural functional ingredients and an integrated supplier for the health industry” is our goal. We have formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

S-8

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

The four technical platforms are utilized throughout the production process of our products with applications illustrated as follows:

Technical Platform 1. Commercial scale natural ingredient extraction and separation platform:

●	Clary Sage concrete is produced by continuous countercurrent extraction, from clary sage;
●	Sclareol is produced by molecular distillation separation from clary Sage concrete;
●	Stachyose is produced by biological enzymatic hydrolysis-membrane method efficient and continuous separation from stachys affinis; and
●	Apple polyphenol is produced with high-efficiency membrane separation from apples.

Technical Platform 2. Natural extraction safety improvement and assurance platform:

●	Solvent residues are removed in the process of producing ambroxide and Sclareolides with purity in order to maintain aroma when used in fragrance products;
●	Carbendazim and other pesticide residues are removed in the process of producing apple polyphenols to parts per billion (“PPB”) level in accordance to applicable food safety regulations; and
●	Heavy metals and other metal ions are removed in producing stachyose and the ash content is as low as 0.01%, for product safety purpose, while improving product quality and flavor.

Technical Platform 3. Bioactive ingredient of natural extract enhancement

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as water solubility enhancement and drug delivery system to seek higher absorption rate by human and to yield with more active ingredients.

Technical Platform 4. Natural extract formulation technology platform

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as molecule steady state technology and anti-oxidants to seek consistent product quality and extended shelf life.

With the combination and application of the above technology platforms, we seek to produce products with high quality assurance.

In addition, based on our technology for rehabilitation of the human microbiome, cell death regulation, and anti-aging product development, we are able to provide products and services advantageous in terms of cost, safety, performance, function and other aspects for customers in the food, personal care, cosmetics and pharmaceutical industries.

The services provided to our customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to our customers to enhance customer loyalty and our competitiveness in the marketplace.

S-9

Product Categories

Fragrance compounds:

●	Clary sage extract products (Sclareol, Sclareolide, Ambroxide, Clary Sage Oil, Clary Sage Concrete);

●	Lavender essential oil;

While some perfumers may still use the expensive and hard-to-find substance ambergris, which is produced in the intestines of sperm whales, the industry now increasingly uses a substance known as “ambroxide,” synthesized from the compound “sclareol” found in clary sage plant. Ambroxide is used both as a fragrance and as a “fixative” for making scents linger longer in products. Made by our proprietary microbial fermentation process and molecular distillation technology, our ambroxide products are produced with higher purity and yield than industry average. Based on product testing reports, we have determined that our ambroxide products are produced with 99.5% purity and above, while the industry average is approximately 99.0%. The yield of our ambroxide production is approximately 63%. Our management believes the industry average yield for ambroxide production to be approximately 40% to 43%.

Health supplements (natural, functional active ingredients for powder drinks):

Based on our accumulations in natural functional components separation, biological activity research, product application development, natural product supply chain and other areas, we are able to provide a host of solutions for functional food (health products, nutrients, etc.), functional personal care products (whitening, moisturizing, anti-acne, etc.), natural medicine and other needs, including formulation development, ingredients supply, and product OEM. In addition, we have launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo; Tianmei Jinghao Nutrition Powder. We are also in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping). Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Bioactive food ingredients:

●	Stachyose (P60, P70, P80)

●	Milk thistle extracts (various solvent Silymarin, Silybin, Water-soluble silymarin and silybin);

●	Apple extracts (Apple polyphenol, Apple dietary fiber, Phloridzin, Phloretin)

●	Pomegranate extract products (Ellagic acid, Punicalagin,Urolithin)

Aside from macronutrients such as carbohydrates, proteins, and fatty acids, the term “bioactive food ingredients” refers to natural compounds, mainly from plant foods, with specific physiological functions. These include flavonoids, phenolic acids, organic sulfides, terpenoids and carotenoids, coenzyme Q, γ-aminobutyric acid, melatonin, and L-carnitine and other biologically active ingredients derived from animal food. These ingredients are believed to participate in the regulation of physiology and pathophysiology, such that food containing these ingredients is believed to have specific functions in addition to basic nutrition.

Our biologically active food ingredients and their main uses are as follows:

1. Apple polyphenol: widely used in high-end personal care products such as weight loss, blood lipid reduction, anti-aging beauty, whitening, anti-wrinkle and other high-end personal care products.

2. Stachyose: Stachyose is a prebiotic, which can promote the proliferation of human intestinal probiotics. It is widely used in dairy products, health drinks, personal care, health care products, ice cream, Chinese medicine, and other industries.

S-10

3. Milk thistle extract: A flavonoid derived from the plant milk thistle. It is known to have (but has not been scientifically proven to have) liver protection, anti-inflammatory, anti-tumor and blood pressure effects. It is used to seek to improve liver diseases caused by alcohol and environmental toxins.

4. Pomegranate extract: A plant-extracted polyphenol with potential effects of anti-oxidation, anti-aging, blood pressure lowering and whitening effects, and can be used in food, medicine and cosmetics.

Xi’an App-Chem’s Manufacturing Process

Xi’an App-Chem’s health supplements (powder drinks) are made with naturally extracted active ingredients. For example, stachyose is a single prebiotic, which seeks to accelerate proliferation of bacillus bifidus. Used together with other prebiotic bacteria, it helps greatly in adjusting intestinal bacteria groups, relieving constipation and keeping intestines youthful and perpetually healthy. Xi’an App-Chem’s quality control is throughout the entire production and starts souring from the farms with superior quality. The first step is anti-degradation extraction with a special protective agent followed by continuous resin chromatographic separation and purification to produce high purity stachyose.

Xi’an App-Chem’s fragrance compound products are plant-based natural extracts widely used as fixatives in fragrance, detergent, health supplements and tobacco flavoring. There are three different products being produced along our proprietary manufacturing process, Sclareol, Sclareolide and Ambroxide. Our manufacturing process of clary sage products can be summarized as: i) continuous countercurrent extraction to ensure faster, more efficient and higher yield than traditional extraction methods; ii) molecular distillation to improve evaporation velocity, and liquid film distribution as well as to reduce heating time and degradation of thermo-sensitive materials; iii) biological transformation with water as media, thus no chemical or heavy metal residues; followed by catalytic reduction; and iv) supramolecular crystal reconstruction to produce our fine ambroxide for use in fragrance or detergent fixatives.

An example of our bioactive food ingredients is apple polyphenols, which are major antioxidants extracted from apples and may contribute to color, flavor, odor and oxidative stability. Therefore, apple polyphenols are widely used in various applications, including health supplements, cosmetics, and food preservation. Our proprietary manufacturing process of apple polyphenols principally involves the following steps: continuous anti-oxidant extraction, and continuous resin chromatographic separation and purification.

Intellectual Property - Patents

As a result of Xi’an App-Chem’s collection of academic and technological expertise, as of the date of this prospectus supplement, it had 12 approved patents and 3 applying patents in China.

Key Suppliers and Customers

Xi’an App-Chem enjoys a broad network of raw materials suppliers and customers and distributors. Its relationships with its customers and suppliers are based on standardized terms for the supply of specific products with a specific ingredient purity, referred to as content %. Payment terms are a mixture of cash on delivery and a specifically-agreed maximum days payable outstanding

The principal raw materials used for our production are various natural and plant-based extracts. For the years ended September 30, 2022, four suppliers accounted for approximately 24.6%, 15.0%, 11.9% and 10.7% of the total purchases, respectively. For the year ended September 30, 2021, two suppliers accounted for approximately 30.1% and 13.4% of the total purchases, respectively. For the year ended September 30, 2020, two suppliers accounted for approximately 28.9% and 28.8% of the total purchases, respectively. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect our business, financial position and results of operations.

We sell our products primarily through direct distributors in the PRC and to some extent, the overseas customers in Europe. For the year ended September 30, 2022, three customers accounted for 35.5%, 23.9% and 15.4% of the Company’s total revenue, respectively. For the year ended September, 2021, two customers accounted for 35.5% and 26.1% of the Company’s total revenue, respectively. For the year ended September 30, 2020, three customers accounted for 29.0%, 27.2% and 14.1% of the Company’s total revenue, respectively.

S-11

Market Focus — Raw Materials and Ingredients and Functional Health

Our product sales are carried out by two teams within our sales department – Raw Materials and Ingredients and Functional Health. Its Raw Material Ingredients Team sells natural active ingredients such as stachyose, apple polyphenol, Ambroxide, and others to customers in the functional food and personal care industries, accounting for around 70% of the company’s total sales. The Functional Health Team focuses on human micro-biome adjustment and control products, providing small and medium-sized customers in the Chinese domestic Big Health industry with one-stop solutions from product design, research and development, and procurement to OEM in digestive health, metabolic health, immune health and other fields. The Functional Health Team accounts for about 30% of the company’s overall business. Xi’an App-Chem’s marketing efforts are focused in two areas – the international market and the domestic Chinese market. The international market is dominated by raw materials and ingredients, while the domestic market is primarily focused on functional health.

Our raw materials and ingredients businesses are promoted through exhibitions, professional journals, academic conferences, and social platforms (social broadcasting), with academic promotion of professional knowledge and general scientific knowledge being the main methods. Xi’an App-Chem is committed to promoting and maintaining its brand image in the natural ingredients industry. Its brands and slogans, such as App-Chem, App-Chem Stachyose for Healthy Digestion in China (“天美水苏糖，健康中国肠”), App-Chem Cares Life (“天然至美呵护生命至美”). are well recognized and widely praised in the industry. Xi’an App-Chem has established a strong and widely known reputation in the international natural products industry, especially in the field of micro-biome health.

Our functional health business focuses on adjustment and control of the micro-biome and focuses on immune health and digestion health as the target market. Xi’an App-Chem promotes itself through exhibition, social platforms (stachyose social broadcasting), and Internet promotions (Ning Xiang Tang Nutrition Powder, and Tianmei Jinghao Nutrition Powder). Through continuous efforts, Xi’an App-Chem has established a sound reputation in the Great Health industry and has become a preferred supplier for several leading clients both at home and abroad.

Leading Competitors

Our main competitors are suppliers of functional ingredients, nutrition food, and traditional Chinese medicine functional food in the Big Health industry. They are:

QHT- a leading probiotics supplier in China

Quantum Hi-Tech (China) Biotechnology Co., Ltd., publicly listed in 2010, is a national hi-tech enterprise committed to micro-ecology health. As a leading enterprise in the micro-ecological health industry, Quantum Bio has brands like Oligo, and Sheng He Tang, and operates the largest production site of oligosaccharide in China. QHT focuses on the field of probiotics with products like oligosaccharide and galactooligosaccharide, which can regulate intestinal microecological balance in dual manner by stimulating beneficial bacteria and inhibiting harmful bacteria. These products have been identified by the Public Nutrition and Development Center of the Macro Economy Institution of the National Development and Reform Commission as advocacy products of nutrition and health, and emerging products with wide-ranging and promising applications. In 2013, Forbes China included QHT in its Top 200 Listed Small- and Medium-sized Asian Enterprises. QHT and its logo are a well-known trademark in China. As of March 2020, QHT’s total market value reached US $1 billion.

Chenguang Biotech (CCGB)- a leading natural ingredients supplier in China

Chenguang Biotech Group Co., Ltd., another publicly listed company, has twenty subsidiaries and is an export- and foreign-exchange-generation-oriented enterprise which integrates intensive processing of agricultural products and extract of natural plants. It mainly develops and produces natural colors, natural spice extracts and essential oils, natural nutrition and medicinal extracts, and protein oils. Among its products, the production and sales volume of natural colors is the highest in China, and that of capsanthin the highest in the world. Its chili extracts account for over 85% of total domestic output for that product. Its lutein, beet red and other varieties occupy a significant share of world production. As of March 2020, the total market value of Chenguang Biotech Group Co., Ltd. reached ¥ 4.7 billion.

Tong Ren Tang- a leading producer of traditional Chinese medicine and health products in China

Beijing Tong Ren Tang (Group) Co., Ltd., a wholly state-owned company, is authorized by the municipal government to operate state-owned assets. It was founded in 1669, with a history of 343 years. The group adheres to the development strategy of “taking modern traditional Chinese medicine as the core, developing life and health industry, and becoming an internationally renowned modern traditional Chinese medicine group”. It takes “growing, strengthening and expanding” as its policy, and takes innovation and technology as its mission. Its sales revenue, profits, export earnings and the number of overseas terminals rank first in the industry in China. Since 1997, Tong Ren Tang has maintained sustained and healthy development, with its economic indicators reaching double-digit growth for 15 consecutive years, doubling every five years. As of 2011, the group has a total asset of ¥14 billion, a sales revenue of ¥16.3 billion, a profit of ¥1.316 billion, and foreign exchange earnings of $33.92 million. It has set up 64 pharmacies and 1 overseas production and research base in 16 overseas countries and regions. Its products are sold to more than 40 overseas countries and regions.

At the same time, Tong Ren Tang’s dual function of being both an economic entity and a cultural carrier has become increasingly apparent. It has achieved fruitful results in brand maintenance and promotion, cultural innovation and inheritance. The “Tong Ren Tang traditional Chinese medicine culture” has been approved as one of the first items to be included in the List of National Intangible Cultural Heritage. It has signed a strategic cooperation framework agreement with the Confucius Institute Headquarters (Hanban) to jointly promote Tong Ren Tang traditional Chinese medicine culture and has further strengthened the overseas dissemination of Tong Ren Tang Culture by using the Confucius Institute platform. As of March 2020, Tong Ren Tang’s total market value reached ¥ 34.3 billion.

S-12

BY-HEALTH- a leading supplier of nutrients by indirect selling in China

Founded in October 1995, BY-HEALTH introduced dietary supplements into China’s indirect selling market systematically in 2002. It has since grown rapidly into a leading brand and benchmark enterprise of dietary supplements in China. In August 2010, Yao Ming, the former international basketball superstar, signed contract to become its brand ambassador. On December 15, 2010, BY-HEALTH was listed on the Growth Enterprise Market (GEM) of Shenzhen Stock Exchange.

For more than a decade, BY-HEALTH has been adhering to differentiated global quality strategy in three steps, namely, from global raw materials procurement, to establishment of its global base for the sole purpose of supplying raw materials, and then to the establishment of a global self-owned organic farm. So far, BY-HEALTH has sources of raw materials from 23 countries and regions worldwide. It has set up 5 exclusive raw materials bases in Brazil, Australia and other places. Now, its own organic farms are under planning. BY-HEALTH will make unremitting efforts to select high-quality raw materials from all over the world, bringing together the essence of nutrition, and building a “United Nations” of nutrients that selects the best from the better. As of March 2020, the total market value of BY-HEALTH reached ¥ 27.2 billion.

Development and Expansion Strategy

The key components of our development and expansion strategy over the next two-to-three years are as follows:

Raw Material and Ingredients

Using our current projects as a foothold, we intend to expand our plants to increase productivity and enlarge our markets to ensure sustainable growth. Over the next two to three years, our raw materials and ingredients business will be centered on the Great Health market and focus on the core needs of the functional food and personal care industries. We view our current business in this area as foundation from which we can expand our plants, increase our productivity, improve our technology and equipment, optimize our supply chain, and broaden our sales channels to ensure a steady and sustainable growth. Management is committed to achieving a compound annual growth rate in this business line of no less than 30%.

In our functional health business, we intend a rapid expansion focused on the development and introduction of innovative new products. Over the next two to three years, we will continue to place an intensive focus on human micro-biome health, and actively develop a series of functional food and personal care products featuring strong and fasting-acting effects on the respiratory and gastrointestinal areas of the human micro-biome. These products will be designed to take advantage of precise adjustment and regulation of the human micro-biome. The quality raw materials produced by our own natural ingredients business will provide us a significant cost advantage in these efforts.

S-13

Our Strengths

Innovation in Manufacturing Methods and Product Development

●	Xi’an App-Chem is a supplier of personal care ingredients, and we seek to be a leader in the bio-manufacturing of natural products and health solutions in immunity and digestion by leveraging our proprietary natural essence extraction technology to focus on human micro-biome as a therapeutic target. Together with its operating subsidiaries, it holds several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients.

●

We use bio-manufacturing technology to produce substances such as sclareol, sclareolide, ambroxide, extracted from Clary sage (Salvia sclarea L.), a very aromatic herbaceous plant, to replace ambergris (ambroxide is a substitute of ambergris which is originated from sperm whale), novel probiotics stachyose, and natural antioxidant apple polyphenol. Its ambroxide is made using our proprietary technology, which it believes can be done at a lower cost, than the processes used by some of our competitors. Its stachyose manufacturing process features a very high productivity rate (over 1,000-ton capacity), and, it believes, a higher product purity, and faster and more extensive proliferation of probiotics than the primary competing substance, chrysanthemum powder.

●	Xi’an App-Chem is listed as a key enterprise with ensured supplies in the COVID-19 prevention and control period by various Chinese government agencies during the COVID-19 pandemic due to its immunity boosting products such as stachyose. There is no proven efficacy of Stachyose in preventing, treating or controlling the spread of COVID-19. In its “COVID-19 Treatment Solution-version 7*”, issued on March 3, 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients in critical condition. Xi’an App-Chem, together with other companies in bio-medicine, traditional Chinese medicine, medical equipment, information service devices and system, and PPE manufacturing businesses, was qualified to be listed as a key enterprise in COVID-19 prevention and control for its stachyose products. Stachyose, the main product of Xi’An App-Chem is the major component of the microecological regulator proposed as part of China’s treatment plan for COVID-19. It has been deemed an “important raw and auxiliary material” for pandemic control related drugs and substances, thereby allowing Xi’an App-Chem to meet the qualifications for listing as a key enterprise for the potential prevention and control of the COVID-19 pandemic.

The key enterprise selection for pandemic prevention and control is an institutional system established by a series of policies issued during February and March 2020 by the Chinese government in order to combat COVID-19.

The main purpose of these policies is to ensure the stable supply of medical supplies, medicines, key raw materials, and essential living materials during this special period.

The following types of companies are qualified to be listed as key enterprises:

1.	Priority approval of business reopening;
2.	Priority early reopening for the transportation of raw materials and products;
3.	Work and travel support for needed employees;
4.	Working capital support for the key enterprises;
5.	Preferential tax policy support to key enterprises; and
6.	The government’s commitment to the procurement of special protective and medical equipment.

(Items 4 and 5 are issued with official government documents; Items 1, 2, 3, and 6 are temporary support measures by local governments at all levels without documentation.)

●	Our process for manufacturing apple polyphenol (a source of anti-oxidants) allows us to achieve a high product anti-oxidant content of 70% to 90%, higher than some of our competitors’ products.

●

Xi’an App-Chem launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo and Tianmei Jinghao Nutrition Powder. In addition, the Company is in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping).

A Stable Supply Chain for Raw Materials for the Fragrance, Food and Beverage Industries

●	Xi’an App-Chem seeks to have a stable supply chain for raw materials, which is important in the natural ingredient field. The company’s management team, through its operating experience, is constantly improving their selection of various natural raw material sources, supply chain management, supplier selection, and risk and quality control.

Advantages in Cost Control

●	The Company’s management team believes that its bio-manufacturing technology gives it an average cost advantage in producing its natural ingredients (i.e., products such as Ambroxide, stachyose, apple polyphenol and other types of natural-ingredient products).

S-14

Professional and Efficient Sales Team and Branding

●

There are twelve people in our sales team, among whom four have professional backgrounds in biology, chemistry, medicine, pharmacy, and related fields. Six of our sales professionals majored in English, international trade and related fields. Our sales professionals have an average of over five years of relevant work experience. Two of them have been stationed abroad to work on a long-term basis. With more than ten years of accumulated experience, we have forged a sales system worldwide (mainly in Europe, East Asia, and North America).

Our Challenges

We May Face Competition from Other Companies Currently In Other Categories of the Natural Ingredients and Health Solutions Industry.

●

Because of the and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European companies like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future.

Larger, more Developed Food and Ingredient Companies May Seek to Compete in Our Industry in the Near Future.

●	The rapid development of human micro-biome technology has resulted in rapid commercialization in the related products of immune health and digestive health, which has increasingly attracted the attention of some large-scale companies. For example, the French large-scale food company Danone Group recently announced that it continues to place the gut and its micro-biome at the core of its health strategy to deliver the company’s mission “bringing health through food to as many people as possible.” Such large companies might change the current landscape of the industry, either directly or through mergers and acquisitions. These companies may challenge Xi’an App-Chem by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to Xi’an App-Chem in the future.

We May Face Additional Competition from New Entrants to the Health Industry

●

The Big Health industry has experienced sustained and rapid growth worldwide, based on the rapid development of information technology and life science technology in recent years. Prompted by the serious emergency caused by the global COVID-19, consumers and public administrators around the world have paid more attention to basic health issues than ever before, especially to immune health. At the core of immune health, and at the core of our business focus, is the precise adjustment and control of human micro-biome by natural probiotics. This area has drawn a wide external attention, which may cause firms outside the health industry to seek market entry. In the future, some of the new entrants may become our competitive challengers.

Our Current Sales and Distribution Network May Be Insufficient to Support Our Planned Growth.

●

We currently sell our products through its direct sales force and distribution channel. Although its sales and distribution network is sufficient for its existing needs, it may be insufficient to meet future product demand as it continues to grow its business. As we begin to expand our production capacity, an insufficient distribution network may hinder our ability to meet demand and to grow our revenues accordingly.

S-15

We may face new regulations in the PRC in the future

●	Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange.

Our Strategy for Meeting Potential Challenges

●	First, we intend to meet our possible competitive challenges by giving full play to our advantages (mainly technology, products, and supply chain) to attain greater advantage in terms of quality, cost, and supply stability. We intend to use these advantages to secure a larger market share and to boost our rapid development and expansion of our capabilities. Due to the high technical barriers to entry in our field, including the complexity of the raw materials involved and the inherent product quality challenges, we believe potential competitors seeking to enter our market will require three to five years to enter the market and launch truly competitive products. We believe this will allow us to press our advantages described above and stay ahead of new competition.

●	Second, we intend to accelerate our business growth and market expansion, taking full advantage of rapid industrial advancements empowered by information technology and life science technology. Our improved financial strength after a successful equity offering, combined with a sustained growth of market demand in the Big Health industry (driven in part by the COVID-19 pandemic), will enhance our ability to tackle various challenges.

●	Third, we will actively seek opportunities for collaboration and cooperation with large-scale enterprises that focus on human micro-biome-related businesses (such as Guangzhou Wanglaoji Pharmaceutical, JDB, Wahaha, Mengniu, Yili, Chr. Hansen, etc.), including cooperation in product sales, strategic business relationships, and, if possible, equity investment.

●	Fourth, we intend to invest some of our available cash generated from operations and capital raising to add additional teams to our direct sales force, to expand our geographic reach with new distribution channels into other provinces within China and overseas, and to establish more sales online.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus supplement before investing in our Shares.

Regulations

We are subject to significant regulations, including regulations in China and the European Union or our shareholders’ rights to receive dividends and other distributions from us, relating to, among other matters:

●	foreign investment,
●	value-added telecommunications service,
●	land use right and construction,
●	production and sale of food products,
●	product liability,
●	environmental protection,
●	intellectual property rights,

S-16

●	employment,
●	foreign exchange,
●	dividend distribution,
●	offshore financing,
●	stock incentive plans,
●	tax (including dividend withholding tax, enterprise income tax and PRC value-added tax), and
●	overseas listing and mergers and acquisitions.

See the sections under the captions “Information on the Company—Business Overview—Regulations” and “Risk Factors” in our latest annual report on Form 20-F filed with the SEC, which is incorporated by reference herein, and the other discussions and disclosure regarding regulations and risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Corporate Information

Our address is 25F, Rongcheng Yungu, Keji 3rd Road, Xi’an Hi-tech Zone, Xi’an, China. Our phone number is 0086-29-88346301 x.809. Our website is http://www.bnlus.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus supplement. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C. 500 Fifth Ave, Suite 938, New York, NY 10110.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events are also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

S-17

THE OFFERING

Ordinary Shares to be Offered

$3,000,000 worth of Ordinary Shares of the Company offered in three (3) tranches which will be priced at the lower of (a) $1.00 per share or (b) 80% of the market closing price for the Company’s Ordinary Shares as reported by the Nasdaq Capital Market on the trading day immediately preceding the closing date for the initial tranche. The subscription price for the first closing date shall remain fixed and will be the subscription price for all the remaining tranches thereafter.

Together with each Ordinary Share subscribed for, we will issue one (1) warrant to purchase one (1) Ordinary Share at an exercise price equal to 120% of the subscription price, exercisable for a period of thirty-six (36) months following the closing date. We currently expect the initial public offering price will be $1.00 per share and warrants exercisable at $1.20 per share, resulting in 3,000,000 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon exercise of warrants.

Ordinary Shares outstanding	11,146,226 Ordinary Shares

Use of Proceeds	We intend to use the net proceeds from the offering for general corporate purposes. See “Use of Proceeds.”

Nasdaq symbol	BON

Risk Factors	See “Risk Factors” beginning on page S-18 and the other information included elsewhere in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on February 10, 2023, any subsequent Annual Report on Form 20-F filed with the SEC and the other documents which are incorporated by reference in this prospectus supplement, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our Annual Report on Form 20-F for the year ended September 30, 2022) should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus supplement. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus supplement.

S-18

Risks Related To Our Financial Condition and Business Model

Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm our customer relationships and product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to weight management; targeted nutrition; energy, sports, and fitness; and other nutrition products. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Furthermore, the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements. Our failure to accurately predict these trends could negatively impact consumer opinion of our products and cause the loss of sales. Our short term new product development primarily focuses on health supplements, such as various powder drink products seeking to i) boost immunity; ii) prevent indigestion; iii) prevent respiratory infection; iv) prevent allergic skin reaction; v) improve sleep quality; vi) prevent memory loss and vii) alleviate anxiety. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC. In terms of product enhancements, we are also working on increasing the purity of our bioactive food ingredients, such as our ultra-pure stachyose as a dietary supplement for infants, flavanols to seek intestine health improvement, procyanidin b2 to seek to promote hair growth, and high soluble and low residue sclareolide to seek weight management. The success of our new product offerings and enhancements depends upon a number of factors, including our ability to:

●	accurately anticipate customer needs;

●	innovate and develop new products or product enhancements that meet these needs;

●	successfully commercialize new products or product enhancements in a timely manner;

●	price our products competitively;

●	manufacture and deliver our products in sufficient volumes and in a timely manner; and

●	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our product offerings could be rendered obsolete, which could negatively impact our revenues, financial condition and operating results.

If we are unable to build sufficient distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus supplement will be impaired.

We sell our products through our direct sales force and distribution channel. Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas, and establish more sales online. If our planned efforts to expand our sales and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

Production difficulties, quality control problems, inaccurate forecasting and reliance on third-party suppliers could harm our business.

Production difficulties, quality control problems, inaccurate forecasting and our reliance on third party suppliers to manufacture and deliver products that meet our specifications in a timely manner could harm our business. We could experience production difficulties with respect to our products, including the availability of raw materials, components, packaging and products that do not meet our specifications and quality control standards. These production difficulties and quality problems could result in stock outages or shortages in our markets with respect to such products, harm our sales, or create inventory write-downs for unusable products.

S-19

The inability to obtain adequate supplies of raw materials for products at favorable prices, or at all, could have a material adverse effect on our business, financial condition, or results of operations.

We acquire our raw materials for the manufacture of our products from third-party suppliers. Materials used in manufacturing our products are purchased through purchase order, often invoking pre-negotiated supply agreements. We have very few long-term agreements for the supply of these materials. There is a risk that any of our suppliers could discontinue selling raw materials to us. Although we believe that we could establish alternate sources for most of our products, any delay in locating and establishing relationships with other sources could result in product shortages or back orders for products, with a resulting loss of net sales. In certain situations, we may be required to alter our products or to substitute different products from another source. There can be no assurance that suppliers will provide the raw materials that are needed by us in the quantities that we request or at the prices that we are willing to pay. Because we do not control the actual production of certain raw materials, we are also subject to delays caused by any interruption in the production of these materials, based on conditions not within our control, including weather, crop conditions, transportation interruptions, strikes by supplier employees, and natural disasters or other catastrophic events.

Our products have not been clinically proven to be safe or effective, and our quality control efforts are limited to ensuring ingredient and product purity and certain safety measures. If our products, or similar products distributed by other companies, were prove or asserted to be unsafe or ineffective, our business would be harmed.

Our products include nutritional supplements that are made from vitamins, minerals, herbs, and other substances for which there is a long history of human consumption. Some of our products contain innovative ingredients or combinations of ingredients. Although we believe that all of our products are safe when taken as directed, there is little long-term experience with human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We have not conducted clinical trials on the safety or efficacy of our products, and no government agency with authority has made any determination regarding their safety or efficacy. Our inspection and quality control efforts are limited to ensuring ingredient and product purity and quality. We follow industry best practices by inspecting sourced raw materials and finished products and formulating our products and in accordance to “ISO22000 Food Safety Management System-Procurement Control Procedure”, “People’s Republic of China National Standard-Powder Drink”, and “People’s Republic of China Domestic Trade Industry Standard-Tablet Candy”. In addition to our self-inspections, we use authorized national food quality control and safety inspection agencies to inspect our raw materials and finished products. These inspections and practices, however, do not constitute proof or assurance that our products are safe or effective. We could be adversely affected in the event that our products, or similar products distributed by other companies, were proven or are asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with any illness or other adverse effects resulting from consumers’ use or misuse of our products or similar products of our competitors.

Disruptions resulting from the Covid-19 pandemic have had a material negative impact on our results of operations, and pose continuing additional risks to our operations.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and generated lower revenue and net income during the period from February to April 2020. The Company resumed operations on March 2, 2020 and received and fulfilled an increasing number of customer orders in the second half of fiscal year 2020, especially for bioactive food ingredients, including Stachyose due to local government recommendation and increasing consumer demand. Our revenues were $25,494,564 in fiscal year 2021, an increase of $7,274,605, or approximately 39.9% as compared to $18,219,959 in fiscal year 2020. Our net income increased by 48.8%, from $3,098,317 in fiscal year 2020 to $4,609,453 in fiscal year 2021 because we fulfilled increased sales orders in fiscal year 2021 when COVID-19 was relatively under control in China. Our revenues were $13,688,400 in the six months ended March 31, 2022, an increase of $1,989,570, or approximately 17.0% as compared to $11,698,830 in the same period of 2021. Our net income increased from $2,295,199 in the six months ended March 31, 2021 to $2,529,660 in the same period of 2022. As of the date of this prospectus supplement, although the negative impact of the COVID-19 coronavirus outbreak on our business seems to be temporary in China, there is still uncertainty both in China and globally and potential disruption to business and the economy. A resurgence could negatively affect the execution of customer contracts, the collection of customer payments, or disruption of the Company’s supply chain. The continued uncertainties associated with COVID 19 may cause the Company’s revenue and cash flows to underperform in the next 12 months from the date of issuance of our unaudited condensed consolidated interim financial statements for the six months ended March 31, 2022. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the date of this prospectus supplement.

S-20

We may face increased competition from new and existing firms with greater capital resources, which could cause our market share and profitability to decline if we do not successfully meet competitive challenges.

Because of the strong prospects and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European counterparts like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses to some extent. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future. In addition, large and well-developed food and food ingredient companies may seek to enter the nutritional health space. These companies may challenge us by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future. If we are unable to continue to expand, innovate, and collaborate to improve our market position in the face of new competition, our market share, revenues, and profitability will be adversely affected.

If we do not obtain substantial additional financing, our ability to execute on our business plan as outlined in this prospectus supplement will be impaired.

Our plans for business expansion and development are dependent upon our raising significant additional capital. Our plans call for significant new investments in research and development, marketing, expanded productions capacity, and working capital for raw materials and other items. Management estimates that our capital needs for expansion will be approximately $40 million. We will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should we be unable to meet our full capital needs, our ability to fully implement our business plan will be impaired.

If we are unable to retain key personnel and hire new key personnel, we may not be able to implement our business plan.

Our ability to succeed depends upon the experience and contributions of our key personnel, and in particular, our founder and CEO, Mr. Hu. The loss of the services of these individuals, if they are not adequately replaced, could have a substantial adverse effect on our financial condition, results of operations, and prospects. Our future success will also depend on our ability to identify, attract, and retain additional qualified personnel as we expand our operations. There is no guarantee that we will be successful in identifying, attracting, and retaining such personnel. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Negative publicity may harm our brand and reputation and have a material adverse effect on our business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Shares.

S-21

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (“JOBS Act”). We will remain an “emerging growth company” for up to five years, or until the earliest of:

(i)	the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion,

(ii)	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Risks Related to Our Corporate Structure

We previously carried out our online sales through the ICP license held by Xi’an App-Chem by means of Contractual Arrangements. If the PRC government determines that these contractual arrangements did not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we originally carried out our business through Xi’an App-Chem, a domestic PRC company holding a value-added telecommunications license, through a variable interest entity structure.

S-22

However, our online sales have historically generated minimal revenues. On September 28, 2021, our Board of Directors approved a restructuring of our corporate structure to terminate the original VIE contractual agreements, to convert Xi’an App-Chem from a PRC domestic company into a Sino-foreign joint venture, and to transfer 100% of the ownership interests in Xi’an App-Chem from its original shareholders to Xi’an CMIT and Xi’an Youpincui. On October 21, 2021, Xi’an Ap-Chem’s original shareholders signed the share transfer agreement to transfer their 100% ownership interest in Xi-an App-Chem to Xi’an CMIT and Xi’an Youpincui. On October 22, 2021, Xi-an App-Chem completed its business license registration with PRC government and became a foreign investment enterprise

However, even though we terminated the original VIE contractual agreements, there are still substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules in respect of our previous use of the variable interest entity structure; accordingly, the PRC regulatory authorities may impose severe penalties retroactively.

If we were subject to severe penalties retroactively, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations and failures, including:

●	revoking the business and operating licenses of such entities;
●	discontinuing or placing restrictions or onerous conditions on our operations;
●	imposing fines, confiscating the income from our PRC subsidiaries, or imposing other requirements with which we or our PRC entities may not be able to comply;
●	restricting or prohibiting our use of the proceeds from a U.S. public offering to finance our business and operations in China.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020. Along with the Foreign Investment Law, the Implementing Rules of Foreign Investment Law promulgated by the State Council and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law promulgated by the Supreme People’s Court became effective on January 1, 2020. Since the Foreign Investment Law and its current implementation and interpretation rules are relatively new, uncertainties still exist in relation to their further application and improvement.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list”. It is unclear whether the “negative list” to be published pursuant to the Foreign Investment Law will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Version). The Foreign Investment Law provides that foreign-invested entities operating in “restricted” industries will require market entry clearance and other approvals from relevant PRC government authorities. As of the date hereto, the current business activities of our PRC subsidiaries are not within the “negative list”, and foreign investors are allowed to hold 100% equity interests of our PRC subsidiaries under the Foreign Investment Law. We have no plans at the present to substantially change our PRC subsidiaries’ business activities in the future. However, it’s uncertain whether we will engage in business activities that are in the “negative list”, as the “negative list” may be amended from time to time.

S-23

Risks Related to Legal Uncertainty and Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As all of our business operations are conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,
●	Result in negative publicity or increase our operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

S-24

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. We believe that, as of the date of this prospectus supplement, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus supplement, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Upon the effectiveness of the Trial Administrative Measures, we could be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and, if required, we cannot assure you that we will be able to complete such process on time or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which will take effect on March 31, 2023. Compared to the Draft Rules, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. According to the Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”) and Trial Administrative Measures, upon effectiveness, as a company applying for listing on Nasdaq, we could be subject to the filing process if (i) we cannot obtain the clearance from SEC or Nasdaq before the effective date of the Trial Administrative Measures; or (ii) after we obtain the clearance from SEC or Nasdaq before the effective date of the Trial Administrative Measures, we cannot complete the overseas listing before September 30, 2023. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, or we will be able to obtain clearance from the CSRC in a timely fashion or at all.

If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus supplement.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

S-25

However, as of the date of this prospectus supplement, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this prospectus supplement, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering As of the date of this prospectus supplement, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

S-26

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our ingestible products include milk thistle extracts, apple polyphenol and other ingredients and are classified as foods or raw materials of dietary supplements and, unlike prescription medication, our product formulas are not subject to pre-market regulatory approval with respect to medical efforts in China in which our products are distributed. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include “Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review” [available at https://onlinelibrary.wiley.com/doi/abs/10.1002/ptr.6361], “The toxicology and safety of apple polyphenol extract” [available at https://www.sciencedirect.com/science/article/abs/pii/S0278691504000493?via%3Dihub], “Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection,” No. 17 issued on October 29, 2010] [available at http://www.nhc.gov.cn/sps/s7891/201011/7957c2f1326c4990b5e67ce2d3ceb783.shtml?from=singlemessage&isappinstalled=0] (indicating that Stachyose is a safe ordinary food) and other reports by independent research institutions. In addition, stachyose is permitted for ordinary food production by the Ministry of Health of China. We do not, however, conduct or sponsor clinical studies of our products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that (i) the products contain contaminants, (ii) the products include inadequate instructions as to their uses, or (iii) the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income.

S-27

Food safety regulations regarding the raw ingredients for our products may restrict, inhibit or delay our ability to sell our products.

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer and enforce all laws, regulations and rules concerning the food industry business operations in China. After the institutions reformed, the CFDA has been abolished, and relevant regulatory authority has been taken over by the State Administration for Market Regulation, or the SAMR, under the State Council.

The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2018; the Implementation Regulation for the Food Safety Law of PRRC (2009), or the Food Safety Regulation, as amended in 2019; the Administrative Measures for Food Production Licensing (2010), or the Food Production Licensing Rule, as amended in 2020; and the Administrative Measures for Food Business Licensing (2015), or the Food Business Licensing Rule, as amended in 2017. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses for related products. In order for our business to continue, we must continue to comply with all government inspection and licensing requirements. If we were to have an unsatisfactory inspection, or otherwise fail to comply with government safety regulations in all respects, our ability to continue operations and to continue to sell our products may be inhibited or delayed. Additionally, the term of Food Production Licenses and Food Business Licenses is 5 years. We have been closely monitoring the status of all the permits and have applied for renewal before the relevant licenses expired. The failure to renew the relevant licenses and/or registrations may subject us to fines or sanctions which will have negative impact on our production.

Any disruption of our factories or our suppliers’ factories could materially and adversely affect our business and results of operations.

Currently, our products are primarily produced at our factories located in China. We also rely on our suppliers to produce raw materials and components of our products. Nevertheless, natural disasters or other unanticipated catastrophic events, including storms, fires, explosions, earthquakes, terrorist attacks and wars, as well as changes in governmental planning for the land where our factories or our suppliers’ factories are located could significantly impair our ability to manufacture our products and operate our business. Catastrophic events could also destroy the inventories stored in and those suppliers’ factories. The occurrence of any catastrophic event could result in the temporary or long-term closure of manufacturing facilities, and severely disrupt our business operations.

In addition, the factories are subject to fire control and environmental inspections and regulations. As of the date of this prospectus supplement, we cannot assure you that all the factories were in strict compliance with such fire control and environmental inspections and regulations based on our knowledge. If such facilities fail to rectify and pass the fire control and environmental inspections or comply with relevant fire control and environmental requirements relating to production activities in a timely manner, they may be subject to fines, cohesive rectification, suspension and closure, which may materially and adversely affect the production of our factories and in turn may impact our business. In the event of any changes in the PRC laws and/or regulations and/or government policies on environmental protection and more stringent requirements are imposed on Company, we may have to incur extra costs and expenses to comply with such requirements and our business and results of operations may be adversely affected. In addition, such facilities are also subject to health and safety laws and regulations imposed by the PRC governmental authorities to ensure a healthy and safe production environment. Failure to comply with the existing and future health and safety laws and regulations could subject the factories to monetary damages and fines, disruption to production plans, suspension of their operations, which may in turn materially and adversely affect our business operations. Furthermore, if any on-site personnel at such facilities is suspected of having any communicable diseases, such as COVID-19, such facilities may be subject to temporary closure and quarantine requirements, which may in turn materially and adversely affect our business operations.

S-28

Furthermore, various special equipment, such as boilers, pressure vessels, pressure pipes, and elevators, was in use on-site in these factories, which involve a high degree of safety risks. Proprietors using special equipment shall, before or within 30 days after such special equipment is put into use, handle registration with the department in charge of the supervision and administration of special equipment safety and obtain the registration license. The operators and relevant managerial staff may not engage in corresponding operations or management until they pass certain examination and acquire the certificates of special operators. As of the date of this prospectus supplement, we cannot assure you that all such special equipment has been registered with the local governmental authorities as legally required or all operators and relevant managerial staff have obtained relevant qualifications. Failure to comply with such regulations may subject the factories to orders to take corrective action within a stipulated time, fines and suspension of their operations, which may in turn materially and adversely affect our business operations.

Besides, some of our factories are located on leased properties. Though such leases are renewable upon expiration, our ability to renew existing leases upon their expiration is crucial to our production activities, operations and profitability. If we are unable to negotiate for a renewal of the relevant leases, we may be forced to relocate our production bases and it may be difficult and costly to replace or relocate our factories and equipment on a timely basis. We have not registered the lease agreement relating to our factories and offices with the PRC governmental authorities as required by PRC law and thus we may be ordered by the PRC government authorities to rectify such noncompliance or we may be subject to fines imposed by PRC government authorities. See also “We are subject to risks relating to our leased properties.”

If we experience any unanticipated disruptions to us or our suppliers or if we are unable to renew our current leases, our production will be severely disrupted, which may in turn materially and adversely affect our business, financial condition and results of operations.

We are subject to risks relating to our leased properties

We lease certain real properties from third parties primarily for our production facilities and offices in China, and such lease agreements for these properties have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, we may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, we may be subject to fines imposed by PRC government authorities ranging from RMB1,000 and RMB10,000 for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The ownership certificates or other similar proof of our leased properties have not been provided to us by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. As of the date of this prospectus supplement, we are not aware of any claim or challenge brought by any third parties concerning the use of our leased properties without obtaining proper ownership proof. If our lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, we could be required to vacate the properties, in the event of which we could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our officers in a timely manner, our operations may be interrupted.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China. Intellectual property protection may not be sufficient in China. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our patent rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

S-29

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus supplement based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary

S-30

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were $14,695,422and $9,192,676 as of September 30, 2022 and 2021, respectively. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of September 30, 2022, the statutory surplus reserves of our PRC subsidiary and its subsidiaries, as percentage of their respective registered capitals, ranged from 2% to 41% and averaged 25% in the aggregate.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if, among other requirements, the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

S-31

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC laws, legal documents for corporate transactions, including agreements and contracts, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible person will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of any securities offerings to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from an offering of our securities, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

S-32

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we may receive from any securities offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Although the audit reports included in this prospectus supplement was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus supplement for the year ended September 30, 2022 was issued by Friedman, LLP (“Friedman”), which is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

S-33

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from any securities offerings into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Shares.

S-34

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

S-35

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans of overseas, publicly listed company may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies before they obtain the incentive shares or exercise the share options. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, promulgated by the SAFE in 2012. Pursuant to the SAFE Circular 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Since We are an overseas listed company pursuant to the SAFE Circular 7, our executive officers and other employees who are PRC citizens or non-PRC citizen residing in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

S-36

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. See “Regulation—Regulations Relating to Tax—Enterprise Income Tax.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Bon Natural Life Limited or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of business, our Company may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. PRC taxing authorities may take the position that the Company owes more taxes than it has paid. As of September 30, 2022 and September 30, 2021, Company had accrued tax liabilities of approximately $1.2 million and $5.1 million, respectively, mostly related to the unpaid value added tax and income tax in China. It is possible that the tax liability of the Company for past taxes may be higher than those amounts, if the PRC authorities determine that we are subject to interest and penalties or that we have not paid the correct amount. To the extent our Company is unable to settle its tax liabilities as scheduled, or interest and penalties on unpaid tax liabilities assessed by tax authorities greatly exceed management’s estimates, our financial condition and operating results may be negatively impacted.

S-37

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘Indirect Transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our operating subsidiary in China, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. If our operating subsidiary fails to renew the qualification of high and new enterprise, it will be subject to the statutory enterprise income tax rate of 25%. In addition, our operating subsidiary enjoys local government subsidies. Any increase in the enterprise income tax rate applicable to our PRC subsidiary or our operating subsidiary in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our operating subsidiary in China, could adversely affect our business, financial condition, and results of operations.

S-38

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements but not made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this prospectus supplement, none of our subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. Our PRC subsidiary or some its subsidiaries have not opened social insurance registration accounts or housing provident fund accounts. We may be subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers for failing to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Our failure to fully comply with PRC construction-related laws may expose us to potential penalties.

Our PRC subsidiary has rented a factory in Weinan, Shaanxi for use as our Weinan Raw Materials and Ingredients Production Site (See “History and Organizational Structure—Property, Plants, and Equipment — Weinan Raw Materials and Ingredients Production Site”). The landlord constructed some buildings of this production site without obtaining the planning permits, construction permits, or going through the completion filing, fire safety filing, or environmental protection procedures in accordance with the PRC laws and regulations. Such failure to comply with the relevant laws and regulations may subject us to administrative penalties, including but not limited to paying fines, being required to stop using or demolishing such buildings. As the date of this prospectus supplement, our PRC subsidiary and its subsidiaries have not received any notice or any claim from the local authorities with respect to such buildings. We will urge the landlord to apply for relevant permits and handle relevant procedures or filings with the local authorities.

Such buildings are mostly used as the warehouses. If the local authorities require us to stop using such buildings, we will need to rent new warehouses, which may affect our normal operations and cause operating losses. But we believe that the amount of the loss will not exceed 3% of the Company’s sale revenues. In addition, the lease term of this production site will expire on December 31, 2024. At that time, we may not renew the lease of this production site and may transfer the production to a new production base.

Risks Related to our Securities

The trading price for our Shares may fluctuate significantly.

Our Shares are listed on the Nasdaq Capital Market under the symbol “BON.” We can provide no assurance that the trading price of our Shares will not decline. As a result, investors in our securities may experience a significant decrease in the value of their Shares.

S-39

The trading price of our Shares can be volatile, which could result in substantial losses to investors.

The trading price of our Shares can be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own an aggregate of 16.82% of the total voting power of our outstanding ordinary shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

S-40

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares, the market price for our Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Shares and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2020 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

S-41

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we will continue to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

S-42

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended September 30, 2022 and 2021, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies as of September 30, 2022. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) certain audit adjustments proposed by the auditor and recorded by the Company into the financial statements; and (iii) a lack of sufficient documented financial closing policies and procedures.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

As of the date of this prospectus supplement, we have not fully addressed the above-referenced weaknesses. However, we have made progress in implementing remedial measures, specifically:

●	We have hired two additional mid-level financial staff in late 2020, one of whom has been staffed in financial reporting unit and the other in internal control department. In addition, we have identified three potential candidates with U.S. Certified Public Accountant qualifications and related experience and skills for senior financial roles. We expect to hire at least one candidate prior to March 31, 2022. In the interim, we will continue using an external consultant to assist us in financial reporting.

●	Since September 30, 2020, the management team, including our chief executive officer, Mr. Yongwei Hu, our chief financial officer, Mr. Zhenchao Li, and other management team members of our PRC subsidiary and its subsidiaries in the PRC have held internal meetings, discussions, trainings, and seminars on a monthly basis to review our financial statements and operational performance and to identify areas to improve our internal control procedures.

●	We have appointed directors and established an audit committee;

●	In April 2021, we engaged Grant Thornton (Special General Partnership), Xiamen Branch to assist us in setting-up our financial and system control framework. Grant Thornton has completed the evaluation of the effectiveness of our existing financial and system control and formulated an implementation plan with expanded and enhanced control and procedures. We expect to fully complete the setup of our financial and system control framework by June 30, 2023.

S-43

We plan to fully implement the above-referenced measures prior to December 31, 2023.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Risks Related to This Offering

Since we have discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-44

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

Negative publicity may harm our brand and reputation and have a material adverse effect on business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Ordinary Shares.

We are exempt from certain corporate governance standards. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);
●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;
●	have regularly scheduled executive sessions with only independent directors; or
●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

S-45

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $3 million. We intend to use the net proceeds from the offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and financial assets at fair value through profit or loss and capitalization as of September 30, 2022;

● on an actual basis; and

● on an as adjusted basis to give effect to the sale of $3,000,000 worth of Ordinary Shares offered in three (3) tranches which will be priced at the lower of (a) $1.00 per share or (b) 80% of the market closing price for the Company’s Ordinary Shares as reported by the Nasdaq Capital Market on the trading day immediately preceding the closing date for the initial tranche. The subscription price for the first closing date shall remain fixed and will be the subscription price for all the remaining tranches thereafter. Together with each Ordinary Share subscribed for, we will issue one (1) warrant to purchase one (1) Ordinary Share at an exercise price equal to 120% of the subscription price, exercisable for a period of thirty-six (36) months following the closing date. We currently expect the initial public offering price will be $1.00 per share and warrants exercisable at $1.20 per share, resulting in 3,000,000 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon exercise of warrants.

The information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering as determined at pricing.

You should read this information together with our financial statements and the notes to those statements incorporated by reference into this prospectus supplement and the related prospectus.

As of September 30, 2022

	Actual (audited)	As Adjusted
Cash	$840,861	$3,840,861
Liabilities:
Short-term loans	$2,424,587	$2,424,587
Long-term loans	189,813	189,813
Total liabilities	$2,614,400	$2,614,400
Shareholders’ equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 8,396,226 shares issued and outstanding as of September 30, 2022	$840	$1,140
Additional paid-in capital	15,711,450	18,711,150
Statutory reserve	1,804,116	1,804,116
Retained earnings	14,676,769	14,676,769
Accumulated other comprehensive income	(2,631,171)	(2,631,171)
Non-controlling interest	530,492	530,492
Total shareholders’ equity	30,092,496	33,092,496

Total capitalization	$32,706,896	$35,706,896

S-46

DILUTION

At September 30, 2022, we had a net tangible book value of $29,726,329, corresponding to a net tangible book value of $3.54 per Ordinary Share. Net tangible book value per share represents the amount of our total tangible assets, minus our total liabilities, divided by the total number of our Ordinary Shares outstanding September 30, 2022.

We are offering $3,000,000 worth of Ordinary Shares offered in three (3) tranches which will be priced at the lower of (a) $1.00 per share or (b) 80% of the market closing price for the Company’s Ordinary Shares as reported by the Nasdaq Capital Market on the trading day immediately preceding the closing date for the initial tranche. The subscription price for the first closing date shall remain fixed and will be the subscription price for all the remaining tranches thereafter. Together with each Ordinary Share subscribed for, we will issue one (1) warrant to purchase one (1) Ordinary Share at an exercise price equal to 120% of the subscription price, exercisable for a period of thirty-six (36) months following the closing date. We currently expect the initial public offering price will be $1.00 per share and warrants exercisable at $1.20 per share, resulting in 3,000,000 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon exercise of warrants.

Excluding the proceeds, if any, from the exercise of the warrants, our estimated net tangible book value at September 30, 2022 would have been approximately $35,226,329, representing $2.53 per Ordinary Share. This represents an immediate decrease in the net tangible book value of $1.01 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $1.53 per Ordinary Share to new investors purchasing Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and net tangible book value per Ordinary Share immediately after the completion of this offering.

The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

Assumed initial public offering price per share		$1.00
Net tangible book value per shares as of September 30, 2022	$3.54
Decrease in net tangible book value per share attributable to this offering	$1.01
As adjusted net tangible book value per share after giving effect to this offering		2.53
Dilution per share to new investors in this offering		1.53

The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering.

DESCRIPTION OF SHARE CAPITAL AND WARRANTS

The following is a description of material terms of our Memorandum and Articles of Association. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, copies of which may be obtained from us as set forth under “Where You Can Find Additional Information.”

A.	Share Capital

As of the date of this prospectus supplement, our company’s capital is US$50,000.00 divided into (a) 450,000,000 ordinary shares, par value of US$0.0001 each and (b) 50,000,000 preference shares, par value of US$0.0001 each. As of the date of this prospectus supplement, 11,146,226 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

B.	Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

S-47

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Preference Shares. Our preference shares may be issued in the future, upon approval of the Board of Directors, in one or more classes or series, with rights and limitations of each class or series with regard to voting, dividends, convertability, and other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, as may be designated by the Board for each designated class.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

S-48

Redemption of Shares. The Companies Act and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Warrants

The material terms and provisions of the warrants being issued to the investors in thus offering are summarized below. The form of warrant to be issued to the investors will be filed as exhibits to a Report of Foreign Private Issuer on Form 6-K with the SEC in connection with this offering.

S-49

The warrants to be issued to the investors will have an exercise price of 120% of the subscription price. The warrants are exercisable on or after the date of issuance and will terminate two years from the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions or other similar transactions. In addition, the exercise price of the warrants is subject to an adjustment in the event that we issue Ordinary Shares for less than the applicable exercise price of the warrant. Holders of the warrants will be eligible to participate in distributions to holders of the Ordinary Shares to the same extent as if they had exercised their warrants prior to such distribution.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase Ordinary Shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of Ordinary Shares for which the warrant is being exercised in cash. Warrants may be exercised, in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Ordinary Shares issuable upon exercise of a warrant.

In lieu of cash exercising the warrant, the holder of the warrant may elect to receive Ordinary Shares equal to the value of the warrant (or the portion thereof being canceled) by surrender of the warrant, in which event the Company shall issue to the holder hereof a number of Ordinary Shares computed using the following formula:

X = Y(A-B)/A

Where	X--	The number of Ordinary Shares to be issued to the holder of the warrant.
	Y --	The number of Ordinary Shares purchasable under the warrant.
	A --	The fair market value of one of the Company’s Ordinary Shares.
	B --	The exercise price (as adjusted to the date of such calculations).

Upon the holder’s exercise of a warrant, we will issue the Ordinary Shares issuable upon exercise of the warrant subject to receipt of payment of the aggregate exercise price therefor.

The Ordinary Shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, validly issued and fully paid and non-assessable.

If, at any time prior to the expiration date, there occurs an event which would cause the automatic conversion (the “Automatic Conversion”) of the warrant into Ordinary Shares of the Company, then any warrant shall thereafter be exercisable, prior to the expiration date, into the number of Ordinary Shares into which the warrant would have been convertible if the Automatic Conversion had not taken place.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A HOLDER OF AN ORDINARY SHARE UNDER THAT WARRANT, OTHER THAN THE RECEIPT OF DISTRIBUTIONS AS DESCRIBED ABOVE, UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE ORDINARY SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION

We are offering $3,000,000 worth of Ordinary Shares of the Company to be offered in three (3) tranches at the subscription price as defined below. Ordinary shares issued in the first tranche will be issued on the first trading day that occurs after 15 calendar days from the filing date of the Company’s Listing of Additional Shares Notification Form with Nasdaq. The second tranche of Ordinary Shares will be issued on the 11th trading day from the closing date of the first tranche. Ordinary shares issued in the third tranche will be issued on the 11th trading day from the closing date of the second tranche.

The Ordinary Shares will be priced at the lower of (a) $1.00 per share or (b) 80% of the market closing price for the Company’s Ordinary Shares as reported by the Nasdaq Capital Market on the trading day immediately preceding the closing date for the initial tranche. The subscription price for the first closing date shall remain fixed and will be the subscription price for all the remaining closing dates thereafter. Together with each Ordinary Share subscribed for, we will issue one (1) warrant to purchase one (1) Ordinary Share at an exercise price equal to 120% of the subscription price, exercisable for a period of thirty-six (36) months following the closing date. We currently expect the initial public offering price will be $1.00 per share and warrants exercisable at $1.20 per share, resulting in 3,000,000 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon exercise of warrants.

The Ordinary Shares are being offered by us directly to the public and there can be no assurance that all or any of the Ordinary Shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the Ordinary Shares offered under this prospectus will be sold. No one has committed to purchase any of the Ordinary Shares offered. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will sell the Ordinary Shares in this offering through our officers and directors. The officers and directors engaged in the sale of the Ordinary Shares will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.

They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

S-50

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the Ordinary Shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any Ordinary Shares or attempting to induce any other person to purchase any Ordinary Shares, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

LEGAL MATTERS

The Crone Law Group, P.C., our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

EXPERTS

The consolidated financial statements in the 2022 Annual Report included by reference in this prospectus have been so included in reliance on the report of YCM CPA Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA, Inc. is located at 2400 Barranca Pkwy, Ste 300, Irvine, CA 92606.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on January 20, 2023;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 30, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 8, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on October 18, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on August 1, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 30, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 22, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on February 3, 2022;
●	Our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on February 10, 2023, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and
●	Our Form 8-A, filed with the SEC on June 21, 2021, registering our ordinary shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-3 under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

S-51

PRELIMINARY PROSPECTUS

$200,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Bon Natural Life Limited

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “BON.” On August 24, 2022, the last reported sale price of our Ordinary Shares on Nasdaq was $2.49 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of August 24, 2022, was approximately $8,788,602, which was calculated based on Ordinary Shares held by non-affiliates and the price of $2.49 per share, which was the closing price of our Ordinary Shares on Nasdaq on August 24, 2022.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investors in our ordinary shares are not purchasing equity securities in our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company, Bon Natural Life Limited. We are a Cayman Islands holding company that conducts all of our operations and operates our business in China through our PRC subsidiaries. Such structure involves unique risks to investors in our ordinary shares. References in this Prospectus to “Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands corporation, together with its subsidiaries collectively. Please see “Prospectus Summary — Conventions that Apply to this Prospectus” for naming conventions regarding our subsidiary companies. Although we control our PRC operating subsidiaries through our Hong Kong and PRC subsidiaries, investors in this offering may never hold equity interests directly in our operating entities. In addition, Bon Natural Life Limited, the Cayman Islands company selling securities in this offering, does not hold equity interests in the PRC operating subsidiaries discussed herein. Instead, Bon Natural Life owns a Hong Kong subsidiary, which in turn owns two PRC subsidiaries, which in turn own the operating PRC companies discussed in this Prospectus. Please refer to the organizational chart on page 1 of this Prospectus.

We originally carried out our business through a variable interest entity structure. Effective November 1, 2021, we terminated the original VIE contractual agreements and completed the reorganization of our corporate structure and all of our operations are currently conducted in China through our wholly-owned subsidiaries.

We do not currently engage in any businesses where foreign investment is restricted under Chinese law, as the Company and its subsidiaries do not participate in any sector or industry that is “restricted” or “prohibited” from foreign investment under the “Negative List” published by China’s National Development and Reform Commission and the Ministry of Commerce. The most recent version of the PRC’s Negative List, The Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) or the Negative List 2021, lists 31 industries in which foreign investment is restricted or prohibited. Our business activities, which are focused on the production of fragrance compounds, health supplements, and bioactive food ingredients, are not included within the industries and fields listed in the Negative List 2021. For a fuller explanation of China’s “Negative List,” please see our Annual Report on Form 20-F filed January 31, 2022 at page 47 under “Regulations Relating to Foreign Investment in China – Foreign investment law.”

Because all of our business operations are conducted in China though our wholly-owned subsidiaries, the Chinese government may intervene or influence the operation of our PRC operating entities and may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. Please see, the Risk Factors beginning on page 15 of this Prospectus, including “Risk Factor – If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” “Risk Factor – If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” and “Risk Factor – Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.”

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action or control by the Chinese government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Specifically, the Measures for Cybersecurity Review (2021 version) which was promulgated by the Cyberspace Administration of China, or the CAC on December 28, 2021, and became effective on February 15, 2022, iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We cannot assure you that we will not be deemed as the “online platform operators” as mentioned above, even though we do not operate any online platforms. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares.

Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On December 24, 2021, China Securities Regulatory Commission, or the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listings”), which were published for comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The Draft Rules Regarding Overseas Listings, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. Please see “Risk Factor — If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. The HFCAA does not currently directly affect us, as the registered public accounting firm whose audit opinion is incorporated herein by reference, Friedman, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. In addition, our current retained audit firm, YCM CPA, Inc., is also not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See Risk Factor –“Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.”

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2. After foreign investors’ funds enter Bon Natural Life at the close of this Offering, the funds can be directly transferred to Tea Essence, and then transferred to operating subsidiaries through the WFOEs in compliance with the applicable PRC laws and regulations.

If we determine to distribute dividends, we will rely on payments made from WFOEs and other PRC subsidiaries, and the distribution of such payments to the Hong Kong company, Tea Essense, as dividends from the WFOEs in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this prospectus, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively, as intercompany loans. Please see “Parent Company Statements of Cash Flows” in Note 21 (Condensed Financial Information of the Parent Company) to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on January 31, 2022. The inter-company transfers are reflected on the line labelled “Cash lent to subsidiaries and VIE,” In the reporting periods presented in this Prospectus, no dividends or distributions of a subsidiary has been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% upon the satisfaction of certain requirements. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. We have not yet made any application for such favorable tax treatment as of the date of this prospectus and there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.”

The date of this prospectus is November 22, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to:

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands exempted company, its subsidiaries and its consolidated affiliated entities.

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau, and excluding, for the purposes of this report only Taiwan.

●	“Operating subsidiaries” or “PRC subsidiaries” are to Xi’an App-Chem Bio(Tech) Co., Ltd., a PRC company, and its subsidiary entities incorporated in the PRC.

●	“Ordinary shares” or “Shares” are to our ordinary shares, par value $0.0001 per share;

●	“RMB,” “Renminbi” “Yuan,” or “¥” are to the legal currency of the People’s Republic of China;

●	“Tea Essence” are to Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“WFOEs” is to Xi’an Cell and Molecule Information Technology Limited and Xi’an Youpincui Biotechnology Co., Ltd.
●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, one of our Wholly Foreign-Owned Enterprises incorporated in the PRC

●	“Xi’an Youpincui” are to Xi’an Youpincui Biotechnology Co., Ltd., another of our Wholly Foreign-Owned Enterprises incorporated in the PRC

Our reporting currency is the U.S. Dollar. The functional currency of Xi’an App-Chem and of our operating subsidiaries in the PRC is the Renminbi. See “Prospectus Summary—Business Overview.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described under the caption “Risk Factors” and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iii

Prospectus Summary

History and Development of the Company

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WOFE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence.

Initial Public Offering

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 2,200,000 ordinary shares, par value US$0.0001 per share at a public offering price of $5.00 per share, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 330,000 shares, par value US$0.0001 per share at the price of $5.00 per share. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Bon Natural Life Limited **(Cayman)**
Issuer in this Offering
Offshore
Onshore
100%
Tea Essence Limited **(HK)**
100%
100%
Xi'an Cell and Molecule Information Technology Co., Ltd. **(WFOE)**
Xi'an Youpincui Biotechnology Co., Ltd. **(WFOE)**
71.333%
28.667%
Xi'an App-Chem Bio (Tech) Co., Ltd
100%
100%
100%
100%
Shaanxi App-Chem Health Industry Co., Ltd.
Shaanxi App-Chem Ag-Tech Co., Ltd.
App-Chem Bio (Tech) (Guangzhou) Co., Ltd.
Gansu Baimeikang Bioengineering Co., Ltd.
Yuantao Wang
Shaanxi Tianmei Weiye Health-Tech Co., Ltd.
100%
99%
51%
49%
75%
25%
Xi'an Yanhuang TCM Medical Research and Development Co., Ltd.
Tongchuan Dietary Therapy Health Technology Co., Ltd.
Tianjin Yonghexiang Bio (Tech) Co., Ltd.
Xi'an Dietary Therapy Health Management Co., Ltd.
1%

1

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. Please see “Risk Factor -- You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.” In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1.	Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOEs.

If we distribute dividends, we will transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	As of the date of this prospectus, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively, as intercompany loans. Please see “Parent Company Statements of Cash Flows” in Note 21 (Condensed Financial Information of the Parent Company) to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on January 31, 2022. The inter-company transfers are reflected on the line labelled “Cash lent to subsidiaries and VIE,” In the reporting periods presented in this prospectus, no dividends or distributions of a subsidiary have been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4.	Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

2

Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions as of the date of this annual report:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WFOE, Investment holding

Xi’an Youpincui	September 8, 2021	Xi.an City, PRC	100%	WFOE, Investment holding

PRC Subsidiaries:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	100% owned by WFOEs	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by Xi’an App-Chem)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by Xi’an App-Chem	Research and development of product
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by Xi’an App-Chem	Raw material purchase
Gansu BMK	March 11, 2020	Jiuquan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

All of our actual business operations are conducted through Xi’an App-Chem and its subsidiaries. Bon Natural Life Limited (the Cayman Islands holding company offering securities through this Prospectus), its immediate Hong Kong subsidiary Tea Essence, and Tea Essence’s subsidiaries Xi’an CMIT and Xi’an Youpincui, function solely as holding companies.

COVID-19 Impact

Our business operations have been affected and may continue to be affected by the ongoing COVID-19 pandemic. A resurgence could cause city lockdown, negatively affect the execution of customer contracts, the collection of customer payments, or disrupt our supply chain, and the continued uncertainties associated with COVID 19 may cause our revenue and cash flows to underperform in the next 12 months from the date our unaudited condensed consolidated interim financial statements for the six months ended March 31, 2022 are released. The extent of the future impact of the COVID-19 pandemic on our business and results of operations is still uncertain.

Business Overview

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 14 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

3

Xi’an App-Chem has formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

The four technical platforms are utilized throughout the production process of Xi’an App-Chem’s products with applications illustrated as follows:

Technical Platform 1. Commercial scale natural ingredient extraction and separation platform:

●	Clary Sage concrete is produced by continuous countercurrent extraction, from clary sage;
●	Sclareol is produced by molecular distillation separation from clary Sage concrete;
●	Stachyose is produced by biological enzymatic hydrolysis-membrane method efficient and continuous separation from stachys affinis; and
●	Apple polyphenol is produced with high-efficiency membrane separation from apples.

Technical Platform 2. Natural extraction safety improvement and assurance platform:

●	Solvent residues are removed in the process of producing ambroxide and Sclareolides with purity in order to maintain aroma when used in fragrance products;
●	Carbendazim and other pesticide residues are removed in the process of producing apple polyphenols to parts per billion (“PPB”) level in accordance to applicable food safety regulations; and
●	Heavy metals and other metal ions are removed in producing stachyose and the ash content is as low as 0.01%, for product safety purpose, while improving product quality and flavor.

Technical Platform 3. Bioactive ingredient of natural extract enhancement

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as water solubility enhancement and drug delivery system to seek higher absorption rate by human and to yield with more active ingredients.

Technical Platform 4. Natural extract formulation technology platform

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as molecule steady state technology and anti-oxidants to seek consistent product quality and extended shelf life.

With the combination and application of the above technology platforms, Xi’an App-Chem seeks to produce products with high quality assurance.

4

In addition, based on our technology for rehabilitation of the human microbiome, cell death regulation, and anti-aging product development, Xi’an App-Chem is able to provide products and services advantageous in terms of cost, safety, performance, function and other aspects for customers in the food, personal care, cosmetics and pharmaceutical industries.

The services provided to Xi’an App-Chem’s customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to its customers to enhance customer loyalty and its competitiveness in the marketplace.

Product Categories

Fragrance compounds:

●	Clary sage extract products (Sclareol, Sclareolide, Ambroxide, Clary Sage Oil, Clary Sage Concrete);

●	Lavender essential oil;

While some perfumers may still use the expensive and hard-to-find substance ambergris, which is produced in the intestines of sperm whales, the industry now increasingly uses a substance known as “ambroxide,” synthesized from the compound “sclareol” found in clary sage plant. Ambroxide is used both as a fragrance and as a “fixative” for making scents linger longer in products. Made by Xi’an App-Chem’s proprietary microbial fermentation process and molecular distillation technology, its ambroxide products are produced with higher purity and yield than industry average. Based on product testing reports, Xi’an App-Chem has determined that its ambroxide products are produced with 99.5% purity and above, while the industry average is approximately 99.0%. The yield of our ambroxide production is approximately 63%. Our management believes the industry average yield for ambroxide production to be approximately 40% to 43%.

Health supplements (natural, functional active ingredients for powder drinks):

Based on our accumulations in natural functional components separation, biological activity research, product application development, natural product supply chain and other areas, Xi’an App-Chem is able to provide a host of solutions for functional food (health products, nutrients, etc.), functional personal care products (whitening, moisturizing, anti-acne, etc.), natural medicine and other needs, including formulation development, ingredients supply, and product OEM. In addition, Xi’an App-Chem has launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo; Tianmei Jinghao Nutrition Powder. Xi’an App-Chem is also in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping). Xi’an App-Chem’s products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Bioactive food ingredients:

●	Stachyose (P60, P70, P80)

●	Milk thistle extracts (various solvent Silymarin, Silybin, Water-soluble silymarin and silybin);

●	Apple extracts (Apple polyphenol, Apple dietary fiber, Phloridzin, Phloretin)

●	Pomegranate extract products (Ellagic acid, Punicalagin,Urolithin)

Aside from macronutrients such as carbohydrates, proteins, and fatty acids, the term “bioactive food ingredients” refers to natural compounds, mainly from plant foods, with specific physiological functions. These include flavonoids, phenolic acids, organic sulfides, terpenoids and carotenoids, coenzyme Q, γ-aminobutyric acid, melatonin, and L-carnitine and other biologically active ingredients derived from animal food. These ingredients are believed to participate in the regulation of physiology and pathophysiology, such that food containing these ingredients is believed to have specific functions in addition to basic nutrition.

5

Xi’an App-Chem’s biologically active food ingredients and their main uses are as follows:

1. Apple polyphenol: widely used in high-end personal care products such as weight loss, blood lipid reduction, anti-aging beauty, whitening, anti-wrinkle and other high-end personal care products.

2. Stachyose: Stachyose is a prebiotic, which can promote the proliferation of human intestinal probiotics. It is widely used in dairy products, health drinks, personal care, health care products, ice cream, Chinese medicine, and other industries.

3. Milk thistle extract: A flavonoid derived from the plant milk thistle. It is known to have (but has not been scientifically proven to have) liver protection, anti-inflammatory, anti-tumor and blood pressure effects. It is used to seek to improve liver diseases caused by alcohol and environmental toxins.

4. Pomegranate extract: A plant-extracted polyphenol with potential effects of anti-oxidation, anti-aging, blood pressure lowering and whitening effects, and can be used in food, medicine and cosmetics.

Xi’an App-Chem’s Manufacturing Process

Xi’an App-Chem’s health supplements (powder drinks) are made with naturally extracted active ingredients. For example, stachyose is a single prebiotic, which seeks to accelerate proliferation of bacillus bifidus. Used together with other prebiotic bacteria, it helps greatly in adjusting intestinal bacteria groups, relieving constipation and keeping intestines youthful and perpetually healthy. Xi’an App-Chem’s quality control is throughout the entire production and starts souring from the farms with superior quality. The first step is anti-degradation extraction with a special protective agent followed by continuous resin chromatographic separation and purification to produce high purity stachyose.

Xi’an App-Chem’s fragrance compound products are plant-based natural extracts widely used as fixatives in fragrance, detergent, health supplements and tobacco flavoring. There are three different products being produced along our proprietary manufacturing process, Sclareol, Sclareolide and Ambroxide. Our manufacturing process of clary sage products can be summarized as: i) continuous countercurrent extraction to ensure faster, more efficient and higher yield than traditional extraction methods; ii) molecular distillation to improve evaporation velocity, and liquid film distribution as well as to reduce heating time and degradation of thermo-sensitive materials; iii) biological transformation with water as media, thus no chemical or heavy metal residues; followed by catalytic reduction; and iv) supramolecular crystal reconstruction to produce our fine ambroxide for use in fragrance or detergent fixatives.

Intellectual Property - Patents

As a result of Xi’an App-Chem’s collection of academic and technological expertise, as of the date of this prospectus, it had 12 approved patents and 4 applying patents in China.

Key Suppliers and Customers

Xi’an App-Chem enjoys a broad network of raw materials suppliers and customers and distributors. Its relationships with its customers and suppliers are based on standardized terms for the supply of specific products with a specific ingredient purity, referred to as content %. Payment terms are a mixture of cash on delivery and a specifically-agreed maximum days payable outstanding

The principal raw materials used for production are various natural and plant-based extracts. For the six months ended March 31, 2022, two suppliers accounted for approximately 24.2% and 22.1% of the total purchases, respectively. For the year ended September 30, 2021, two suppliers accounted for approximately 30.1% and 13.4% of the total purchases, respectively. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect our business, financial position and results of operations.

Xi’an App-Chem sells its products primarily through direct distributors in the PRC and, to some extent, to overseas customers in Europe. For the six months ended March 31, 2022, three customers accounted for 44.0%, 24.4% and 11.2% of the Company’s total revenue, respectively. For the year ended September, 2021, two customers accounted for 35.5% and 26.1% of the Company’s total revenue, respectively.

6

Market Focus — Raw Materials and Ingredients and Functional Health

Xi’an App-Chem’s product sales are carried out by two teams within our sales department – Raw Materials and Ingredients and Functional Health. Its Raw Material Ingredients Team sells natural active ingredients such as stachyose, apple polyphenol, Ambroxide, and others to customers in the functional food and personal care industries, accounting for around 70% of the company’s total sales. The Functional Health Team focuses on human micro-biome adjustment and control products, providing small and medium-sized customers in the Chinese domestic Big Health industry with one-stop solutions from product design, research and development, and procurement to OEM in digestive health, metabolic health, immune health and other fields. The Functional Health Team accounts for about 30% of the company’s overall business. Xi’an App-Chem’s marketing efforts are focused in two areas – the international market and the domestic Chinese market. The international market is dominated by raw materials and ingredients, while the domestic market is primarily focused on functional health.

Xi’an App-Chem’s raw materials and ingredients businesses are promoted through exhibitions, professional journals, academic conferences, and social platforms (social broadcasting), with academic promotion of professional knowledge and general scientific knowledge being the main methods. Xi’an App-Chem is committed to promoting and maintaining its brand image in the natural ingredients industry. Its brands and slogans, such as App-Chem, App-Chem Stachyose for Healthy Digestion in China (“天美水苏糖，健康中国肠”), App-Chem Cares Life (“天然至美呵护生命至美”). are well recognized and widely praised in the industry. Xi’an App-Chem has established a strong and widely known reputation in the international natural products industry, especially in the field of micro-biome health.

Xi’an App-Chem’s functional health business focuses on adjustment and control of the micro-biome and focuses on immune health and digestion health as the target market. Xi’an App-Chem promotes itself through exhibition, social platforms (stachyose social broadcasting), and Internet promotions (Ning Xiang Tang Nutrition Powder, and Tianmei Jinghao Nutrition Powder). Through continuous efforts, Xi’an App-Chem has established a sound reputation in the Great Health industry and has become a preferred supplier for several leading clients both at home and abroad.

Leading Competitors

Xi’an App-Chem’s main competitors are suppliers of functional ingredients, nutrition food, and traditional Chinese medicine functional food in the Big Health industry. They are:

●	Quantum Hi-Tech (China) Biotechnology Co., Ltd., a leading national hi-tech probiotics supplier in China committed to micro-ecology health and a leading enterprise in the micro-ecological health industry with brands like Oligo and Sheng He Tang. Quantum Hi-Tech operates the largest production site of oligosaccharide in China;
●	Chenguang Biotech Group Co., Ltd., a leading natural ingredients supplier in Chin with twenty subsidiaries and an export- and foreign-exchange-generation-oriented enterprise which integrates intensive processing of agricultural products and extract of natural plants;
●	Beijing Tong Ren Tang (Group) Co., Ltd., a wholly state-owned company with multiple state-owned assets adhering to the development strategy of “taking modern traditional Chinese medicine as the core, developing life and health industry, and becoming an internationally renowned modern traditional Chinese medicine group”. Its products are sold to more than 40 overseas countries and regions; and
●	BY-HEALTH- a leading supplier of nutrients by indirect selling of dietary supplements into China.

Xi’an App-Chem’s competitors’ main advantages are as follows:

●	Stronger business scale and capital strength – Our main competitors are listed public companies, with relatively longer development histories, larger business scales and stronger financial strength.

●	Larger and more complete sales networks — Since our main competitors have larger business scales, their market sales networks are accordingly wider.

●	Brand recognition – Due to the advantages of being well-identified public companies, their high levels of marketing and promotion and, in some cases, inherited historical advantages, our main competitors have greater brand recognition.

7

Compared with Xi’an App-Chem’s main competitors, its advantages are mainly reflected in the following two aspects:

●	More advanced technology and products – Xi’an App-Chem’s main competitors’ technologies are mainly traditional physical and chemical techniques such as extraction and separation. Relatively speaking, Xi’an App-Chem employs more advanced bio-manufacturing technologies, which gives it enormous disproportional advantage in production efficiency and cost (a cost advantage of 20% to 60% over its main competitors).

In the production of ambroxide for example, unlike Xi’an App-Chem’s main competitors who use chemical synthesis with lengthy and complex process, typically involving 10 steps, such as oxidation, crystallization and extraction at multiple stages as well as saponification reaction, Xi’an App-Chem uses a bio- technique that utilizes a six-step process in a mild environment, including bio-synthesis, continuous separation, reduction, extraction, cyclization and crystallization to achieve what we believe is higher yield and efficiency than the industry average. As another example, most of Xi’an App-Chem’s competitors produce stachyose with the traditional approach, resin separation, which is a lower yield method due to its intermittent process. Xi’an App-Chem’s continuous process is differentiated by its use of bio-enzyme and bio-membrane separation and purification, which we believe leads to higher yield and purity.

●	First-mover advantage – The primary market focus for Xi’an App-Chem’s products is nutritional health and personal care adjusted and controlled by the human micro-biome. This relatively new and fast-growing product focus has been made possible by recent breakthroughs in human micro-biome technology. Unlike Xi’an App-Chem’s main competitors, it is strongly focused on this rapidly expanding market. We believe this gives Xi’an App-Chem an important first-mover advantage. Xi’an App-Chem intends to use this growing market niche to achieve rapid development and growth without immediate and direct competitive pressure from larger firms. Xi’an App-Chem’s market network, financial strength, brand awareness, and other areas will gradually improve as the Company grows and develops. As Xi’an App-Chem becomes as more powerful market player, it will become better positioned to compete with larger, more established companies.

Development and Expansion Strategy

The key components of Xi’an App-Chem’s development and expansion strategy over the next two-to-three years depend upon raw material and ingredients. Using its current projects as a foothold, it intends to expand its plants to increase productivity and enlarge its markets to ensure sustainable growth. Over the next two to three years, its raw materials and ingredients business will be centered on the Great Health market and focus on the core needs of the functional food and personal care industries. Xi’an App-Chem views its current business in this area as foundation from which it can expand its plants, increase its productivity, improve its technology and equipment, optimize its supply chain, and broaden its sales channels to ensure a steady and sustainable growth. Management is committed to achieving a compound annual growth rate in this business line of no less than 30%.

In our functional health business, Xi’an App-Chem intends a rapid expansion focused on the development and introduction of innovative new products. Over the next two to three years, Xi’an App-Chem will continue to place an intensive focus on human micro-biome health, and actively develop a series of functional food and personal care products featuring strong and fasting-acting effects on the respiratory and gastrointestinal areas of the human micro-biome. These products will be designed to take advantage of precise adjustment and regulation of the human micro-biome. The quality raw materials produced by our own natural ingredients business will provide it a significant cost advantage in these efforts.

Our Strengths

Innovation in Manufacturing Methods and Product Development

●	Xi’an App-Chem is a supplier of personal care ingredients, and we seek to be a leader in the bio-manufacturing of natural products and health solutions in immunity and digestion by leveraging our proprietary natural essence extraction technology to focus on human micro-biome as a therapeutic target. Together with its operating subsidiaries, it holds several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients.

●

Xi’an App-Chem uses bio-manufacturing technology to produce substances such as sclareol, sclareolide, ambroxide, extracted from Clary sage (Salvia sclarea L.), a very aromatic herbaceous plant, to replace ambergris (ambroxide is a substitute of ambergris which is originated from sperm whale), novel probiotics stachyose, and natural antioxidant apple polyphenol. Its ambroxide is made using our proprietary technology, which it believes can be done at a lower cost, than the processes used by some of our competitors. Its stachyose manufacturing process features a very high productivity rate (over 1,000-ton capacity), and, it believes, a higher product purity, and faster and more extensive proliferation of probiotics than the primary competing substance, chrysanthemum powder.

8

●	Xi’an App-Chem is listed as a key enterprise with ensured supplies in the COVID-19 prevention and control period by various Chinese government agencies during the COVID-19 pandemic due to its immunity boosting products such as stachyose. There is no proven efficacy of Stachyose in preventing, treating or controlling the spread of COVID-19. In its “COVID-19 Treatment Solution-version 7*”, issued on March 3, 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients in critical condition. Xi’an App-Chem, together with other companies in bio-medicine, traditional Chinese medicine, medical equipment, information service devices and system, and PPE manufacturing businesses, was qualified to be listed as a key enterprise in COVID-19 prevention and control for its stachyose products. Stachyose, the main product of Xi’An App-Chem is the major component of the microecological regulator proposed as part of China’s treatment plan for COVID-19. It has been deemed an “important raw and auxiliary material” for pandemic control related drugs and substances, thereby allowing Xi’an App-Chem to meet the qualifications for listing as a key enterprise for the potential prevention and control of the COVID-19 pandemic.

The advantages of this designation to Xi’an App-Chem include expedited governmental and regulatory approval processes to resume operations, and preferential bank loans with favorable terms.

Major supporting measures (including both official government and temporary support measures) include:

●	Priority approval of business reopening;
●	Priority early reopening for the transportation of raw materials and products;
●	Work and travel support for needed employees;
●	Working capital support for the key enterprises;
●	Preferential tax policy support to key enterprises; and
●	The government’s commitment to the procurement of special protective and medical equipment.

A Stable Supply Chain for Raw Materials for the Fragrance, Food and Beverage Industries

●	Xi’an App-Chem seeks to have a stable supply chain for raw materials, which is important in the natural ingredient field. The company’s management team, through its operating experience, is constantly improving their selection of various natural raw material sources, supply chain management, supplier selection, and risk and quality control.

Advantages in Cost Control

●	The Company’s management team believes that its bio-manufacturing technology gives it an average cost advantage in producing its natural ingredients (i.e., products such as Ambroxide, stachyose, apple polyphenol and other types of natural-ingredient products).

Professional and Efficient Sales Team and Branding

●	There are twelve people in Xi’an App-Chem’s sales team, among whom four have professional backgrounds in biology, chemistry, medicine, pharmacy, and related fields. Six of our sales professionals majored in English, international trade and related fields. Its sales professionals have an average of over five years of relevant work experience. Two of them have been stationed abroad to work on a long-term basis. With more than ten years of accumulated experience, Xi’an App-Chem has forged a sales system worldwide (mainly in Europe, East Asia, and North America).

9

Our Challenges

Xi’an App-Chem May Face Competition from Other Companies Currently In Other Categories of the Natural Ingredients and Health Solutions Industry.

●	Because of the and recent growth of Xi’an App-Chem’s existing business, it may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European companies like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future.

Larger, more Developed Food and Ingredient Companies May Seek to Compete in Our Industry in the Near Future.

●	The rapid development of human micro-biome technology has resulted in rapid commercialization in the related products of immune health and digestive health, which has increasingly attracted the attention of some large-scale companies. For example, the French large-scale food company Danone Group recently announced that it continues to place the gut and its micro-biome at the core of its health strategy to deliver the company’s mission “bringing health through food to as many people as possible.” Such large companies might change the current landscape of the industry, either directly or through mergers and acquisitions. These companies may challenge Xi’an App-Chem by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to Xi’an App-Chem in the future.

Xi’an App-Chem May Face Additional Competition from New Entrants to the Health Industry

●	The Big Health industry has experienced sustained and rapid growth worldwide, based on the rapid development of information technology and life science technology in recent years. Prompted by the serious emergency caused by the global COVID-19, consumers and public administrators around the world have paid more attention to basic health issues than ever before, especially to immune health. At the core of immune health, and at the core of our business focus, is the precise adjustment and control of human micro-biome by natural probiotics. This area has drawn a wide external attention, which may cause firms outside the health industry to seek market entry. In the future, some of the new entrants may become Xi’an App-Chem’s competitive challengers.

Xi’an App-Chem’s Current Sales and Distribution Network May Be Insufficient to Support Our Planned Growth.

●	Xi’an App-Chem currently sells its products through its direct sales force and distribution channel. Although its sales and distribution network is sufficient for its existing needs, it may be insufficient to meet future product demand as it continues to grow its business. As Xi’an App-Chem begins to expand its production capacity, an insufficient distribution network may hinder its ability to meet demand and to grow its revenues accordingly.

We may face new regulations in the PRC in the future

●	Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange.

10

Our Strategy for Meeting Potential Challenges

●	First, we intend to meet our possible competitive challenges by giving full play to our advantages (mainly technology, products, and supply chain) to attain greater advantage in terms of quality, cost, and supply stability. We intend to use these advantages to secure a larger market share and to boost our rapid development and expansion of our capabilities. Due to the high technical barriers to entry in our field, including the complexity of the raw materials involved and the inherent product quality challenges, we believe potential competitors seeking to enter our market will require three to five years to enter the market and launch truly competitive products. We believe this will allow us to press our advantages described above and stay ahead of new competition.

●	Second, we intend to accelerate our business growth and market expansion, taking full advantage of rapid industrial advancements empowered by information technology and life science technology. Our improved financial strength after a successful equity offering, combined with a sustained growth of market demand in the Big Health industry (driven in part by the COVID-19 pandemic), will enhance our ability to tackle various challenges.

●	Third, we will actively seek opportunities for collaboration and cooperation with large-scale enterprises that focus on human micro-biome-related businesses (such as Guangzhou Wanglaoji Pharmaceutical, JDB, Wahaha, Mengniu, Yili, Chr. Hansen, etc.), including cooperation in product sales, strategic business relationships, and, if possible, equity investment.

●	Fourth, we intend to invest some of our available cash generated from operations and capital raising to add additional teams to our direct sales force, to expand our geographic reach with new distribution channels into other provinces within China and overseas, and to establish more sales online.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this report before investing in our Shares.

Regulations

We are subject to significant regulations, including regulations in China and the European Union or our shareholders’ rights to receive dividends and other distributions from us, relating to, among other matters:

●	foreign investment,
●	value-added telecommunications service,
●	land use right and construction,
●	production and sale of food products,
●	product liability,
●	environmental protection,
●	intellectual property rights,
●	employment,
●	foreign exchange,
●	dividend distribution,
●	offshore financing,
●	stock incentive plans,
●	tax (including dividend withholding tax, enterprise income tax and PRC value-added tax), and
●	overseas listing and mergers and acquisitions.

See the sections under the captions “Information on the Company—Business Overview—Regulations” and “Risk Factors” in our latest annual report on Form 20-F filed with the SEC, which is incorporated by reference herein, and the other discussions and disclosure regarding regulations and risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

11

Corporate Information

Our address is 25F, Rongcheng Yungu, Keji 3rd Road, Xi’an Hi-tech Zone, Xi’an, China. Our phone number is 0086-29-88346301 x.809. Our website is http://www.bnlus.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C. 500 Fifth Ave, Suite 938, New York, NY 10110.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events are also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Significant Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

12

Risk of new regulations, significant new government oversight in China.

As all of our operations are currently conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. New regulations and policies, which may be adopted with little notice, could result in a material change in our operations and/or the value of our ordinary shares.

Risk of additional future government oversight and control over foreign offerings of China-based companies.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action or control by the PRC government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system.

The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation of these laws and regulations are not always uniform and the enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment.

Potential Limitations on the ability to receive dividends from our PRC subsidiaries.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

13

Permissions from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Following issuance of the Opinions, Chinese authorities have issued new regulations which require that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.

Authorities in the PRC have also proposed new Draft Rules Regarding Overseas Listings which, if implemented, would require domestic enterprises intending to indirectly offer and list securities in an overseas market to make certain filings with PRC authorities within three working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing would include, but not be limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of the relevant industries (if applicable); and a security assessment opinion issued by the relevant regulatory authorities (if applicable).

As the new Draft Rules Regarding Overseas Listings have not yet come into effect, it remains unclear whether we will be subject to the record-filing obligation or other additional compliance requirements under the Draft Rules Regarding Overseas Listings or other rules or regulations for this Offering and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See PRC Regulation–”Regulations Relating to Overseas Listings” for more information.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely.

The audit report included in this prospectus was issued by Friedman, LLP (“Friedman”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. In addition, our current retained audit firm, YCM CPA, Inc., is also a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

14

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on January 31, 2022, any subsequent Annual Report on Form 20-F filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our Annual Report on Form 20-F for the year ended September 30, 2021) should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

15

If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

16

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As all of our business operations are conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

17

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,
●	Result in negative publicity or increase our operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

18

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were $9,192,676 and $5,072,672 as of September 30, 2021 and 2020, respectively. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of September 30, 2021, the statutory surplus reserves of our PRC subsidiary and its subsidiaries, as percentage of their respective registered capitals, ranged from 1% to 24% and averaged 15% in the aggregate.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

19

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if, among other requirements, the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

20

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by Friedman, LLP (“Friedman”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. In addition, our current retained audit firm, YCM CPA, Inc., is also a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

21

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB has indicated that it will begin accounting firm inspections in China in September. The PCAOB is now required to reassess its determinations by the end of 2022. Unless or until the PCAOB issues revised determinations, the potential HFCAA trading prohibitions discussed above will continue to face any issuer that chooses to retain an audit firm headquartered in mainland China or Hong Kong.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

22

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following is a description of material terms of our Memorandum and Articles of Association. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, copies of which may be obtained from us as set forth under “Where You Can Find Additional Information.”

A.	Share Capital

As of the date of this annual report, our company’s authorized share capital consists of 500,000,000 ordinary shares with a par value $0.0001 per share. As of the date of this report, 8,396,226 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

B.	Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

23

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

24

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

25

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
●	whether the debt securities will be our senior or subordinated securities;
●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability of and terms of any guarantees;
●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;
●	any optional or mandatory sinking fund provisions;
●	any conversion or exchangeability provisions;
●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

26

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us;
●	sales of assets by us;

27

●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; and
●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium when due;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
●	events of bankruptcy, insolvency or reorganization.

28

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

29

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

30

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

31

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;
●	the number of rights issued to each shareholder;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the amount of rights outstanding;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

32

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell ordinary shares short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock,and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

33

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since                   , 2022.

LEGAL MATTERS

Crone Law Group, P.C., our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

34

EXPERTS

The consolidated financial statements in the 2021 Annual Report included by reference in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below  and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on November 8, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on October 18, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on August 1, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 30, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 22, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on February 3, 2022;
●	Our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on January 31, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and
●	Our Form 8-A, filed with the SEC on June 21, 2021, registering our ordinary shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

Our annual report on Form 20-F for the fiscal year ended September 30, 2021 filed with the SEC on January 31, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

Bon Natural Life Limited

25F, Rongcheng Yungu, Keji 3rd Road

Xi’an Hi-tech Zone, Xi’an, China

0086-29-88346301 x809

These reports may also be obtained on our website at: http://www.bnlus.com/. None of the information on our website is a part of this prospectus.

35

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in mainland China. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed The Crone Law Group as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re- examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands.

Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between mainland China and the United States for the mutual recognition and enforcement of court judgments. Our PRC counsel has further advised us that under PRC laws and regulations, courts in mainland China will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in mainland China difficult.

36

2,750,000 Ordinary Shares

Bon Natural Life Limited

PROSPECTUS SUPPLEMENT

November 22, 2022